UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CARLISLE COMPANIES INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

CARLISLE COMPANIES INCORPORATED
16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona 85254
(480) 781-5000
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Carlisle Companies Incorporated (the “Company”) will be held at 8:00 a.m., local time, on Wednesday, May 4, 2022 at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 N. MacArthur Blvd., Irving, Texas 75038, for the following purposes:
1.
To elect the three directors nominated by the Board of Directors who are named in the accompanying proxy statement;

2.
To adopt an amendment to the Company’s Restated Certificate of Incorporation to eliminate enhanced voting rights for holders of shares of the Company’s common stock that satisfy certain criteria and provide for one vote for each outstanding share;

3.
To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022;

4.
To approve an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of shares of the Company’s common stock available for issuance thereunder;

5.
To approve, on an advisory basis, the Company’s named executive officer compensation in 2021; and

6.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

DUE TO THE ONGOING CORONAVIRUS (COVID-19) PANDEMIC, THE COMPANY MAY DECIDE TO CHANGE THE DATE, TIME OR LOCATION OF THE ANNUAL MEETING. IF THE COMPANY MAKES SUCH A CHANGE, IT WILL PROVIDE YOU REASONABLE ADVANCE NOTICE VIA A PRESS RELEASE AND FILING WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS A POSTING ON THE COMPANY’S WEBSITE, WWW.CARLISLE.COM.
The Board of Directors recommends that you vote “FOR” Items 1, 2, 3, 4 and 5. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on March 9, 2022 will be entitled to vote at the Annual Meeting whether or not they have transferred their shares since that date.
YOUR VOTE IS IMPORTANT
If you own your shares directly as a registered stockholder or through the Carlisle, LLC Employee Incentive Savings Plan, please vote in one of the following ways:
•
Via the Internet — by logging on to www.proxyvote.com and following the instructions, using the Control Number shown on the Notice of Availability of Proxy Materials (or proxy card if you received or request one), for voting.

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By telephone (only if you received or request a proxy card) — by calling the phone number on the proxy card.

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By mail (only if you received or request a proxy card) — by completing, signing, dating and promptly returning the proxy card in the postage-paid envelope provided.

•
In person — by submitting a ballot in person at the Annual Meeting.

If you own your shares indirectly through a bank, broker or similar organization, please follow the instructions you receive from the stockholder of record to vote your shares.
By Order of the Board of Directors, /s/ Scott C. Selbach Scott C. Selbach Vice President, Secretary and General Counsel
Scottsdale, Arizona
March 22, 2022

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders To Be Held on Wednesday, May 4, 2022:
The Notice of 2022 Annual Meeting of Stockholders, Proxy Statement and
2021 Annual Report to Stockholders are available at www.proxyvote.com.

i

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PROXY STATEMENT

GENERAL INFORMATION
This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Carlisle Companies Incorporated (the “Company”) of proxies to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m., local time, on Wednesday, May 4, 2022 at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 N. MacArthur Blvd., Irving, Texas 75038.
DUE TO THE ONGOING CORONAVIRUS (COVID-19) PANDEMIC, THE COMPANY MAY DECIDE, UPON NOTICE, TO CHANGE THE DATE, TIME OR LOCATION OF THE ANNUAL MEETING. IF THE COMPANY MAKES SUCH A CHANGE, IT WILL PROVIDE YOU REASONABLE ADVANCE NOTICE VIA A PRESS RELEASE AND FILING WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS A POSTING ON THE COMPANY’S WEBSITE, WWW.CARLISLE.COM.
In accordance with the Securities and Exchange Commission rules and regulations (the “SEC rules”), instead of mailing a printed copy of the proxy materials to each stockholder of record, the Company is furnishing proxy materials to its stockholders via the Internet. You will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Availability of Proxy Materials instructs you how to access and review the proxy materials. If you would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting a copy included in the Notice of Availability of Proxy Materials.
The Notice of Availability of Proxy Materials was first provided to stockholders beginning March 22, 2022.
The proxy is solicited by the Board of Directors. The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail and the Internet, officers and other employees of the Company may devote part of their time to solicitation by correspondence sent via e-mail or facsimile or telephone calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to beneficial owners and for the reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to the taking of the vote at the Annual Meeting. See “Voting by Proxy and Confirmation of Beneficial Ownership” beginning on page 56.
The mailing address of the Company’s principal executive offices is Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254. Upon written request mailed to the attention of the Secretary of the Company, at the Company’s principal executive offices, the Company will provide without charge a copy of its Annual Report on Form 10-K for 2021 filed with the Securities and Exchange Commission (the “SEC”).
Shares Entitled to Vote; Quorum
The record date for the Annual Meeting is March 9, 2022. Only holders of record of the Company’s common stock (“Shares” or “Common Shares”) as of the close of business on that date will be entitled to vote at the Annual Meeting. As of the record date, 52,067,886 Shares were outstanding. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting.
Voting Rights and Procedures
The Company’s Restated Certificate of Incorporation provides that holders of Shares are entitled to five votes per Share, except that no holder is entitled to exercise more than one vote in respect of any Share as to which there has been a change in beneficial ownership during the four years immediately preceding March 9, 2022 (the record date for determining stockholders entitled to vote at the Annual Meeting).

Holders of Shares issued from the treasury (other than in connection with the exercise of stock options) before the close of business on March 9, 2022 are entitled to five votes per Share unless the Board of Directors determined otherwise at the time of authorizing such issuance. Because the exercise of stock options is deemed a change in beneficial ownership under the Company’s Restated Certificate of Incorporation, holders of Shares issued from the treasury in connection with the exercise of stock options during the four years immediately preceding March 9, 2022 are entitled to one vote per Share. The actual voting power of each holder of Shares will be based on stockholder records at the time of the Annual Meeting. For voting purposes, proxies received by the Board of Directors that do not sufficiently confirm which Shares beneficially owned by the stockholder are entitled to five votes per Share will be voted with one vote per Share. See “Voting by Proxy and Confirmation of Beneficial Ownership” beginning on page 56.
Proposal 2 seeks stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the enhanced voting rights of holders of Shares that satisfy certain criteria who are entitled to five votes per Share for the reasons set forth in “Proposal 2: Adoption of Amendment to the Company’s Restated Certificate of Incorporation” beginning on page 44. However, even if Proposal 2 is approved at the Annual Meeting, the enhanced voting rights will apply to all proposals to be acted upon by the Company’s stockholders at the Annual Meeting.
Voting Methods
If your Shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered the registered holder of those Shares. As the registered stockholder, you can ensure your Shares are voted at the Annual Meeting by submitting your instructions: (i) via the Internet by logging on to www.proxyvote.com and following the instructions, using the Control Number shown on the Notice of Availability of Proxy Materials (or proxy card if you received or request one), for voting; (ii) by telephone (only if you received or request a proxy card) by calling the phone number on the proxy card; (iii) by mail (only if you received or request a proxy card) by completing, signing, dating and promptly returning the proxy card in the postage-paid envelope provided; or (iv) by attending the Annual Meeting and voting your Shares in person at the meeting. Internet and telephone voting for registered stockholders will be available 24 hours a day, up until 11:59 p.m., Eastern Daylight Time, on Tuesday, May 3, 2022. You may obtain directions to the Annual Meeting in order to vote in person by calling the Company’s principal executive offices at (480) 781-5000.
If you hold your Shares indirectly in the name of an intermediary such as a bank, broker or other nominee, rather than directly in your name, then you are considered the beneficial owner of Shares held in street name. As the beneficial owner, you are entitled to direct the voting of your Shares by your intermediary. Brokers, banks and other nominees typically offer telephonic or electronic means by which the beneficial owners of Shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms. If you are the beneficial owner of Shares held in street name, please follow the instructions you receive from the holder of record to vote your Shares. As the beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the meeting a legal proxy from your bank, broker or other nominee authorizing you to vote those Shares.
If you participate in the Carlisle, LLC Employee Incentive Savings Plan (the “401(k) Plan”) and own Shares through your 401(k) Plan account, Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company (“Principal”), the trustee of the 401(k) Plan, will vote your 401(k) Plan Shares in accordance with the instructions you provide by voting via the Internet, by telephone or on the voting instruction form. If Principal does not receive voting instructions from you by 11:59 p.m., Eastern Daylight Time, on Tuesday, May 3, 2022, Principal will vote your 401(k) Plan Shares as directed by the Carlisle Pension and Insurance Committee, the 401(k) Plan administrator, in its discretion.

Voting Requirement to Approve Each of the Proposals
The following sets forth the voting requirement to approve each of the proposals:
Proposal 1, Election of Directors.   Directors shall be elected by the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee). If any incumbent director who is a nominee for reelection receives a greater number of votes “against” his or her election than votes “for” such election in an uncontested election of directors, the Company’s Amended and Restated Bylaws provide that the director must promptly tender his or her offer of resignation to the Board for consideration. See “Proposal 1: Election of Directors” for a more detailed description of the Company’s director resignation policy.
Proposal 2, Adoption of Amendment to the Company’s Restated Certificate of Incorporation.   Adoption of an amendment to the Company’s Restated Certificate of Incorporation to eliminate enhanced voting rights for holders of Shares that satisfy certain criteria and provide for one vote for each outstanding Share requires the affirmative vote of a majority of the total votes of all outstanding Shares entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all outstanding Shares entitled to vote, a majority of them must be voted “for” the proposal for it to be adopted).
Proposal 3, Ratification of the Appointment of Independent Registered Public Accounting Firm.   Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022 requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).
Proposal 4, Approval of the Company’s Amended and Restated Incentive Compensation Program.   Approval of an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of Shares available for issuance thereunder requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).
Proposal 5, Advisory Vote to Approve Named Executive Officer Compensation.   Advisory approval of the Company’s named executive officer compensation in 2021 requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).
Other Items.   Approval of any other matters requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the item at the Annual Meeting (meaning that of the total votes of all Shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).
Effect of Abstentions and Broker Non-Votes
Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding Shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.
Under the New York Stock Exchange rules (the “NYSE rules”), Proposal 3, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, Proposals 1, 2, 4 and 5, the election of directors, the adoption of an amendment to the Company’s Restated Certificate of Incorporation, the approval of an amendment and restatement of the Company’s Incentive Compensation Program and the advisory vote to approve the Company’s named executive officer compensation in 2021, respectively, are “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.
With respect to Proposal 1, the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees.
With respect to Proposal 2, the adoption of an amendment to the Company’s Restated Certificate of Incorporation to eliminate enhanced voting rights for holders of Shares that satisfy certain criteria and provide for one vote for each outstanding Share, you may vote “for” or “against” this proposal, or you may “abstain” from voting on this proposal. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.
With respect to Proposals 3, 4 and 5, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022, the approval of an amendment and restatement of the Company’s Incentive Compensation Program to increase the number of Shares available for issuance thereunder and the advisory vote to approve the Company’s named executive officer compensation in 2021, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. Abstentions will be counted as votes present or represented and entitled to vote on these proposals and will therefore have the same effect as votes “against” these proposals, and broker non-votes will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome. As discussed above, because Proposal 3, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022, is considered a “routine” matter, the Company does not expect any broker non-votes with respect to this proposal.

SECURITY OWNERSHIP
A.
Certain Beneficial Owners

The table below provides information about the beneficial ownership of Common Shares as of February 28, 2022 by each person known by the Company to beneficially own more than 5% of the outstanding Common Shares as of such date. As defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” means essentially that a person has or shares voting or investment power over shares. It does not necessarily mean that the person enjoys any economic benefit from those shares. The ownership percentages in the table below are based on 52,152,355 Common Shares outstanding as of February 28, 2022.
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Ownership Percentage
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,130,099(1)	9.8%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	4,285,383(2)	8.2%
Morgan Stanley 1585 Broadway New York, New York 10036	3,409,993(3)	6.5%
Allspring Global Investments Holdings, LLC 525 Market St., 10th Fl. San Francisco, California 94105	2,675,908(4)	5.1%

(1)
This information is based upon a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G/A reports that Vanguard has sole voting power over no Shares, shared voting power over 27,247 Shares, sole investment power over 5,060,817 Shares and shared investment power over 69,282 Shares.

(2)
This information is based upon a Schedule 13G/A filed with the SEC on February 1, 2022 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power over 4,143,400 Shares, shared voting power over no Shares, sole investment power over 4,285,383 Shares and shared investment power over no Shares.

(3)
This information is based upon a Schedule 13G/A filed with the SEC on February 9, 2022 by Morgan Stanley. The Schedule 13G/A reports that Morgan Stanley has sole voting power over no Shares, shared voting power over 3,345,119 Shares, sole investment power over no Shares and shared investment power over 3,409,993 Shares.

(4)
This information is based upon a Schedule 13G filed with the SEC on January 18, 2022 by Allspring Global Investments Holdings, LLC (“AGIH”) on its own behalf and on behalf of Allspring Global Investments, LLC (“AGI”) and Allspring Funds Management, LLC (“AFM”). The Schedule 13G reports that AGIH has sole voting power over 2,559,139 Shares, shared voting power over no Shares, sole investment power over 2,675,908 Shares and shared investment power over no Shares. The Schedule 13G also reports that: (i) AGI beneficially owns 2,669,507 Shares and has sole voting power over 269,982 Shares, shared voting power over no Shares, sole investment power over 2,669,507 Shares and shared investment power over no Shares; and (ii) AFM beneficially owns no Shares and has no voting or investment power over any Shares. The Schedule 13G notes that prior to its sale on November 1, 2021, AGIH was a subsidiary of Wells Fargo & Company, and prior to that date, its holdings were included on Schedules 13G filed by Wells Fargo & Company, LLC.

B.
Management

The table below shows the number and the percentage of Common Shares beneficially owned as of February 28, 2022 by each director, director nominee and named executive officer and by all directors and executive officers as a group. As of February 28, 2022, a total of 52,152,355 Common Shares were outstanding.
Name	Shares Owned	Shares Subject to Options	Share Equivalent Units(1)	Total Beneficial Ownership	Ownership Percentage
Robin J. Adams	7,866(2)	0	18,947	26,813	*
Robert G. Bohn	10,090(2)	0	23,203	33,293	*
Jonathan R. Collins	701(2)	0	6,841	7,542	*
James D. Frias	2,570(2)	0	8,252	10,822	*
Maia A. Hansen	701(2)	0	1,523	2,224	*
D. Christian Koch	186,019(2)(3)(4)	143,028	388	329,435	*
Gregg A. Ostrander	5,176(2)	0	36,302	41,478	*
Corrine D. Ricard	2,714(2)	0	6,776	9,490	*
Jesse G. Singh	1,907(2)	0	6,742	8,649	*
John E. Berlin	29,693(2)(3)(4)	27,835	1,000	58,528	*
Robert M. Roche	13,888(2)(4)	33,309	11,878	59,075	*
Scott C. Selbach	47,520(3)(4)	10,093	21,392	79,005	*
Nicholas J. Shears	15,981(2)(4)	16,238	5,801	38,020	*
Directors and executive officers as a group (15 persons) (5)	330,604	217,467	157,919	705,990	1.3%

*
Less than 1%.

(1)
Share equivalent units do not represent issued and outstanding Shares and have no voting power.

The Share equivalent units for the directors represent Share equivalent unit awards, as well as cash fees and restricted Shares the directors elected to defer and invest in Share equivalent units under the Carlisle Companies Incorporated Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan for Non-Employee Directors”). Following termination of a director’s service, cash fees deferred will be paid in cash based on the elections made by the director under the Deferred Compensation Plan for Non-Employee Directors and restricted Shares deferred will be paid in Shares in a lump sum.
The Share equivalent units for the named executive officers represent Shares earned under the Carlisle Companies Incorporated Incentive Compensation Program (the “Incentive Compensation Program”) the officers elected to defer under the Carlisle Companies Incorporated Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”), which will be paid in Shares based on the elections made by the officers under the Nonqualified Deferred Compensation Plan.
(2)
Includes restricted Shares as follows: Messrs. Adams, Bohn, Collins, Frias, Ostrander and Singh and Mses. Hansen and Ricard, 701 Shares each; Mr. Koch, 32,745 Shares; Mr. Berlin, 10,370 Shares; Mr. Roche, 8,590 Shares; Mr. Selbach, 6,390 Shares; and Mr. Shears, 12,278 Shares.

(3)
Includes Shares allocated as of December 31, 2021 to the accounts of the following named executive officers participating in the 401(k) Plan: Mr. Koch, 1,337 Shares; Mr. Berlin, 8,328 Shares; and Mr. Selbach, 1,346 Shares. Each participant in the 401(k) Plan has the right to direct the voting of Shares allocated to his or her account. Shares are held by the trustee of the 401(k) Plan in a commingled trust fund. Each participant’s beneficial interest in the fund is allocated to his or her 401(k) Plan account.

(4)
Excludes performance Shares awarded to the executive officers as a group, including the named executive officers as follows: Mr. Koch, 32,745 Shares; Mr. Berlin, 6,275 Shares; Mr. Roche, 5,630

Shares; Mr. Selbach, 4,870 Shares; and Mr. Shears, 5,855 Shares. The performance Shares, to the extent earned, will be paid to the executive officers in Shares on the third anniversary of the date of grant.
(5)
Includes all directors, director nominees and current executive officers.

C.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding Common Shares, to file with the SEC initial reports of ownership and reports of changes in ownership. Based solely on our review of reports filed with the SEC and written representations from our executive officers and directors during the Company’s fiscal year ended December 31, 2021, the Company believes that its executive officers and directors timely filed all reports they were required to file under Section 16(a), except that certain Common Shares owned by Lori A. Snyder’s spouse were inadvertently omitted from Ms. Snyder’s Section 16(a) filings during 2021 but were included in her Form 4 that was timely filed on February 10, 2022.

PROPOSAL 1:
ELECTION OF DIRECTORS
The number of members of the Board is currently nine directors. The Company’s Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three classes of directors, with each class as nearly equal in number as possible. Three directors are to be elected at the Annual Meeting. If elected, each nominee will serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. All of the nominees are currently serving as directors and have agreed to be named in this Proxy Statement and to serve if elected.
Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your Shares for any substitute nominee proposed by the Board. Alternatively, in lieu of designating a substitute nominee, the Board may reduce the number of directors.
Under the Company’s Statement of Corporate Governance Guidelines and Principles, a director is required to submit his or her resignation at the Company’s Annual Meeting of Stockholders following the earlier of the date when he or she reaches age 72 or has completed 18 consecutive years of service on the Board.
The Company’s Amended and Restated Bylaws provide for a majority vote standard in uncontested director elections, which means each director nominee must receive a majority of the votes cast with respect to that nominee at the Annual Meeting. For this purpose, a “majority of the votes cast” means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. In an uncontested election, if any incumbent director who is nominated for reelection does not receive a majority of the votes cast, the director must promptly tender his or her offer of resignation to the Board for consideration. In such event, the Board may accept such offer of resignation and either decrease the number of directors on the Board or fill the vacancy with a new director, refuse to accept such offer of resignation or take other appropriate action. The Company’s Amended and Restated Bylaws provide that directors will be elected by a plurality of the votes cast in contested elections. The resignation policy set forth in the Company’s Amended and Restated Bylaws does not apply to contested elections.
The Board of Directors recommends that you vote “FOR” the election of each of the three nominees listed below. Unless otherwise specified, proxies will be voted “FOR” the election of each of the three nominees listed below.
A.
Business Experience of Directors

Director Nominees
The table below sets forth certain information relating to each director nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years.
Name	Age	Positions with the Company, Principal Occupation and Other Directorships	Period of Service as a Director and Expiration of Term
Robin J. Adams	68	Vice Chairman (from March 2012 to April 2013), Chief Financial Officer (from April 2004 to March 2012) and Chief Administrative Officer (from April 2004 to April 2013) of BorgWarner Inc., a leading global supplier of highly engineered systems and components, primarily for vehicle powertrain applications. Prior to BorgWarner, Mr. Adams served as Executive Vice President-Finance and Chief Financial Officer (from July 1999 to April 2004) of	October 2009 to date. Term expires 2022.

Name	Age	Positions with the Company, Principal Occupation and Other Directorships	Period of Service as a Director and Expiration of Term
		American Axle & Manufacturing Holdings, Inc., a manufacturer of automotive driveline and drivetrain components and systems. Former director of Delphi Technologies PLC (from December 2017 to October 2020), Accuride Corporation (from May 2013 to November 2016) and BorgWarner Inc. (from April 2005 to April 2013).
Jonathan R. Collins	45	Vice President, eCommerce Global Components (since March 2020) of Arrow Electronics Inc., a global provider of electronic components and comprehensive computing solutions. Prior to Arrow, Mr. Collins served as General Manager and Head of eCommerce (from May 2019 to March 2020) of The Goodyear Tire & Rubber Company, one of the world’s leading manufacturers of tires. Prior to Goodyear, Mr. Collins was Vice President and Head of eCommerce (from September 2016 to April 2019) of Mylan N.V., a leading global pharmaceutical company offering products in approximately 165 countries. Prior to Mylan, Mr. Collins served as Senior Director of eCommerce-International and M&A (from April 2013 to September 2016) of W.W. Grainger, Inc., a leading distributor of maintenance, repair and operating supplies and other related products and services, and Director of Digital Strategy and User Experience (from February 2012 to November 2012) of Anixter International Inc., a global supplier of communications and security products and electrical and electronic wire and cable.	September 2016 to date. Term expires 2022.
D. Christian Koch	57	Chairman of the Board (since May 2020), Director, President and Chief Executive Officer (since January 2016) and Chief Operating Officer (from May 2014 to December 2015) of the Company. Previously, Mr. Koch served as Group President of Carlisle Diversified Products (from June 2012 to May 2014), President of Carlisle Brake & Friction (from January 2009 to June 2012), and President of Carlisle Asia Pacific (from February 2008 to January 2009). Director of The Toro Company (since April 2016).	January 2016 to date. Term expires 2022.

Continuing Directors
The table below sets forth certain information relating to each continuing director, as furnished to the Company by the director. Except as otherwise indicated, each director has had the same principal occupation or employment during the past five years.
Name	Age	Positions with the Company, Principal Occupation and Other Directorships	Period of Service as a Director and Expiration of Term
Robert G. Bohn	68	Chairman (from January 2000 to February 2011) and President and Chief Executive Officer (from November 1997 to December 2010) of Oshkosh Truck Corporation, a global manufacturer of specialty vehicles and bodies for access equipment, defense, fire and emergency and commercial uses. Director of The Manitowoc Company, Inc. (since May 2014). Former director of Graco Inc. (from June 1999 to January 2008) and Parker-Hannifin Corporation (from August 2010 to January 2021).	April 2008 to date. Term expires 2023.
James D. Frias	65	Chief Financial Officer, Treasurer and Executive Vice President (since January 2010) and Corporate Controller (from June 2001 through December 2009) of Nucor Corporation, a manufacturer of steel and steel products for North America and international markets.	February 2015 to date. Term expires 2024.
Maia A. Hansen	53	Senior Vice President, Operations & Supply Chain (since March 2020) of Athersys, Inc., a clinical-stage biotechnology company. Prior to Athersys, Ms. Hansen was a Senior Partner (from July 2013 to March 2020) and Partner (from July 2006 to June 2013) of McKinsey & Company, a global management consulting firm serving leading businesses, governments and non-governmental and not-for-profit organizations.	February 2020 to date. Term expires 2024.
Gregg A. Ostrander	69	Executive Chairman (from January 2008 to June 2010), Chairman, President and Chief Executive Officer (from April 2001 to January 2008) and President and Chief Executive Officer (from January 1994 to April 2001) of Michael Foods, Inc., a major food service and retail food company that produces products for food service distributors, chain restaurants and retail grocery and club stores. Former director of Arctic Cat Inc. (from April 1994 to August 2012), Hearthside Food Solutions LLC (from October 2014 to May 2018) and Michael Foods, Inc. (from April 2001 to June 2014).	August 2008 to date. Term expires 2023.

Name	Age	Positions with the Company, Principal Occupation and Other Directorships	Period of Service as a Director and Expiration of Term
Corrine D. Ricard	58	Senior Vice President, The Mosaic Company, a leading global producer and marketer of concentrated phosphate and potash, and President of Mosaic Fertilizantes, a business segment of The Mosaic Company that produces and sells phosphate and potash-based crop nutrients and animal feed ingredients in Brazil (since November 2019), Senior Vice President-Commercial (from February 2017 to October 2019), Senior Vice President-Human Resources (from April 2012 to January 2017), Vice President-International Sales and Distribution (from March 2011 to April 2012), Vice President-Business Development (from March 2007 to March 2011) and Vice President-Supply Chain (from October 2004 to March 2007) of The Mosaic Company. Prior to Mosaic, Ms. Ricard worked for Cargill, Inc., a global producer of agricultural products, in various roles, including supply chain, product management and international sales.	February 2016 to date. Term expires 2024.
Jesse G. Singh	56	Chief Executive Officer (since June 2016) of The AZEK Company, a leading manufacturer of building products. Previously, Mr. Singh served in a variety of leadership roles, including international positions, at 3M Corporation, a global diversified technology company, including Senior Vice President of Supply Chain Transformation (from March 2016 to May 2016), President of 3M Health Information Systems Division (from September 2015 to February 2016), Senior Vice President of Marketing and Sales (from January 2014 to August 2015), Vice President and General Manager of Stationary and Office Supplies Division (from March 2012 to December 2013) and President of 3M Sumitomo (from November 2007 to February 2012). Prior to 3M, Mr. Singh spent several years in general management, marketing and account management positions for General Electric Company, a multinational conglomerate, and Arthur Andersen, a professional services firm.	December 2017 to date. Term expires 2023.

B.
Specific Experience and Skills of Directors

The Board of Directors has identified nine specific areas of experience or attributes that qualify a person to serve as a member of the Board in light of the Company’s businesses and corporate structure. In addition, the Board is committed to including for consideration qualified candidates with diverse backgrounds, including diversity of gender, race and ethnicity. In accordance with its charter, the Corporate Governance and Nominating Committee has consistently included diversity as a desired qualification when conducting searches for director nominees. The composition of the Board reflects its emphasis on diversity. The table below shows the experience or attributes held by each director nominee and continuing member of the Board of Directors, as well as the gender, racial and ethnic diversity represented on the Board. The narrative discussion that follows the table describes in greater detail the specific experience, qualifications, attributes and skills of each director nominee and continuing member of the Board of Directors.
	Notable Multi- Industry Experience	Significant Experience in Company Specific Industries*	Experience as Chair/ CEO of Multi- National Business	Experience as CFO of Multi- National Business	Meets Definition of “Audit Committee Financial Expert”	Experience with International Business Issues	Mergers & Acquisitions Expertise	Manufacturing Experience	Corporate Governance Experience	Diversity
Mr. Adams				✓	✓	✓	✓	✓	✓
Mr. Bohn	✓	✓	✓			✓	✓	✓	✓
Mr. Collins	✓					✓	✓		✓	African American
Mr. Frias	✓	✓		✓	✓	✓	✓	✓	✓	Hispanic
Ms. Hansen		✓			✓ **	✓	✓			Female
Mr. Koch	✓	✓	✓			✓	✓	✓	✓
Mr. Ostrander	✓		✓			✓	✓	✓	✓
Ms. Ricard	✓					✓	✓	✓	✓	Female
Mr. Singh	✓	✓	✓		✓	✓	✓	✓	✓	Asian

*
Building products, liquid finishing, medical, aerospace and/or defense.

**
The relevant experience of Ms. Hansen is described on page 13.

Mr. Adams has 30 years of experience with multi-national manufacturing companies with multiple business segment operating structures. As the principal financial officer of publicly traded companies for 20 years prior to his retirement in April 2013, Mr. Adams gained significant experience with large merger and acquisition transactions. In addition, Mr. Adams has more than 16 years of experience as a director of a number of other public companies and, as a result, is thoroughly familiar with the duties and responsibilities of public company boards of directors, including the duties and responsibilities of the members of audit and compensation committees.
Mr. Bohn served as Chairman, President and Chief Executive Officer of Oshkosh Corporation, a global manufacturer engaged in several businesses that are similar to the businesses conducted by the Company. In these positions, Mr. Bohn gained significant experience with merger and acquisition transactions, the evaluation of manufacturing opportunities in several countries, and board governance and performance.
Mr. Collins currently serves as Vice President, eCommerce Global Components of Arrow Electronics Inc., a global provider of electronic components and comprehensive computing solutions. Previously, Mr. Collins was General Manager and Head of eCommerce of The Goodyear Tire & Rubber Company, one of the world’s leading manufacturers of tires. Mr. Collins also served as Vice President and Head of eCommerce of Mylan N.V., a leading global pharmaceutical company offering products in approximately 165 countries. Mr. Collins has more than 16 years of experience in digital marketing and eCommerce with a range of international industrial companies.
Mr. Frias has served as the principal financial officer for 12 years and has a total of more than 30 years of experience in treasury, finance and accounting positions with Nucor Corporation, one of the largest and most diversified steel and steel products companies in the world. In these positions, Mr. Frias has gained substantial experience with mergers and acquisitions, joint venture transactions, the development of new facilities and the commercialization of new technology.

Ms. Hansen currently serves as Senior Vice President, Operations & Supply Chain of Athersys, Inc., a clinical-stage biotechnology company. Ms. Hansen also served for more than six years as Senior Partner of McKinsey & Company, a global management consulting firm serving leading businesses, governments and non-governmental and not-for-profit organizations. Ms. Hansen has gained significant experience reviewing and analyzing financial statements and working with industrial companies on product development, digital manufacturing, sourcing strategy and execution to improve profitability and adapt to tariffs.
Mr. Koch brings to the Board experience in a number of critical areas, including operations, senior leadership, global sales, and mergers and acquisitions. With over 14 years of experience with the Company, Mr. Koch is thoroughly familiar with all of the Company’s businesses and can provide insight on those businesses to the Board.
Mr. Ostrander previously served as Chairman, President and Chief Executive Officer of Michael Foods, Inc., a major food service and retail food company that produces products for food service distributors, chain restaurants and retail grocery and club stores. Mr. Ostrander has significant experience negotiating corporate merger and acquisition transactions and has served on the boards of directors of multiple public companies and their audit, compensation and governance committees.
Ms. Ricard is Senior Vice President of The Mosaic Company, a leading global producer and marketer of concentrated phosphate and potash, and President of Mosaic Fertilizantes, a business segment of The Mosaic Company that produces and sells phosphate and potash-based crop nutrients and animal feed ingredients in Brazil. Previously, Ms. Ricard led the commercial and supply chain organizations at The Mosaic Company. Ms. Ricard also previously served as Senior Vice President-Human Resources for Mosaic, and, prior to that role, she held various leadership positions since Mosaic’s formation, including Vice President-International Sales and Distribution, Vice President-Business Development and Vice President-Supply Chain. In these positions, she gained substantial experience with executive management, mergers and acquisitions, joint venture transactions, international commerce and supply chain management. Prior to Mosaic’s formation, Ms. Ricard worked for Cargill, Inc., a global producer of agricultural products, in various roles, including supply chain, product management and international sales.
Mr. Singh is Chief Executive Officer of The AZEK Company, a leading manufacturer of building products. Previously, he served in a variety of leadership roles, including international positions, at 3M Corporation, a global diversified technology company, including Senior Vice President of Supply Chain Transformation, President of 3M Health Information Systems Division, Senior Vice President of Marketing and Sales, Vice President and General Manager of Stationary and Office Supplies Division, and President of 3M Sumitomo. Prior to 3M, Mr. Singh spent several years in general management, marketing and account management positions for General Electric Company, a multinational conglomerate, and Arthur Andersen, a professional services firm. In these positions, Mr. Singh gained significant experience in the building products industry, international operations and managing within a diversified manufacturing environment.

CORPORATE GOVERNANCE
A.
The Board of Directors

The Company is governed by the Board of Directors and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance guidelines and principles, known as the Statement of Corporate Governance Guidelines and Principles. The Board also has adopted a Code of Business Conduct and Ethics, which applies to the Company’s employees, officers (including the principal executive officer, principal financial officer and principal accounting officer), directors and consultants. The Code of Business Conduct and Ethics includes guidelines relating to the ethical handling of conflicts of interest, compliance with laws and other related topics.
B.
Documents Available

All of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, as well as the Statement of Corporate Governance Guidelines and Principles and the Code of Business Conduct and Ethics, are available on the Company’s website at www.carlisle.com. These materials are also available in print without charge to any stockholder upon request by contacting the Company in writing at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254, Attention: Secretary, or by telephone at (480) 781-5000. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments to, or waivers from, the Code of Business Conduct and Ethics on the Company’s website at www.carlisle.com. By referring to the Company’s website, www.carlisle.com, or any portion thereof, the Company does not incorporate its website or its contents into this Proxy Statement.
C.
Director Independence

The Board has determined that a majority of the members of the Board are independent under the applicable NYSE rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. In addition to the NYSE rules and the SEC rules, the Board of Directors has adopted director independence standards to assist the Board in determining whether a director has a material relationship with the Company. Under those standards, which are included in the Company’s Statement of Corporate Governance Guidelines and Principles, a director will not be independent if the director or an immediate family member of the director is, or has been within the preceding three years: (i) employed by the Company or received $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (ii) employed by or affiliated with the Company’s independent registered public accounting firm; (iii) part of an interlocking directorate in which an executive officer of the Company served on the compensation committee of another company that employed the director or an immediate family member of the director; or (iv) employed by another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.
In December 2021, the Board of Directors, with the assistance of the Corporate Governance and Nominating Committee, conducted an evaluation of director independence based on the Company’s director independence standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of the Company, its management and its independent registered public accounting firm, as well as the transactions described below under “— Related Person Transactions.” As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Mr. Koch’s current employment with the Company) all fall below the thresholds in the Company’s director independence standards. Consequently, the Board of Directors determined that each of Messrs. Adams, Bohn, Collins, Frias, Ostrander and Singh and Mses. Hansen and Ricard is an independent director under the Company’s director independence standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Corporate Governance and Nominating Committees (see membership information below under “— Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act.
D.
Board Leadership Structure

Mr. Koch, as the Company’s Chairman, President and Chief Executive Officer, is responsible for providing the day-to-day leadership of the Company, executing the Company’s strategy, shaping the Company’s corporate vision, developing the operational management of the Company’s businesses, and leading the Company’s strategic direction, the Board’s engagement with stockholders, and the Board’s consideration of key governance matters.
The Board of Directors acknowledges that independent Board leadership is important, and, accordingly, the Company’s Statement of Corporate Governance Guidelines and Principles provides that when the Company’s Chief Executive Officer serves as Chairman of the Board, or the Chairman is otherwise not considered independent, the independent directors shall elect a Lead Independent Director. The director then serving as Chair of the Corporate Governance and Nominating Committee also serves as the Lead Independent Director. The Lead Independent Director’s duties closely parallel the role of an independent Chairman of the Board of Directors, to ensure an appropriate level of independent oversight for Board decisions. Mr. Ostrander, as the Lead Independent Director, has the following responsibilities: (i) chairs all meetings of the Board of Directors at which the Chairman is not present and all executive sessions of the Board of Directors; (ii) liaises between the Chairman and Chief Executive Officer and the independent directors; (iii) consults with the Chairman concerning (a) information to be sent to the Board of Directors, (b) meeting agendas and (c) meeting schedules to ensure appropriate time is provided for all agenda items; (iv) calls meetings of independent directors as required; and (v) is available when appropriate for consultation, including stockholder communications. In addition, the Lead Independent Director presides over an executive session of the independent directors at every regularly scheduled meeting of the Board of Directors. The Board of Directors believes that the existence of a Lead Independent Director, the scope of the Lead Independent Director’s responsibilities and the regularly scheduled executive sessions of the independent directors all support strong corporate governance principles and allow the Board to effectively fulfill its fiduciary responsibilities to stockholders.
In addition, as previously noted, all of the Company’s directors (other than Mr. Koch, the Company’s Chairman, President and Chief Executive Officer) and each member of the Audit, Compensation and Corporate Governance and Nominating Committees meet the independence requirements of the New York Stock Exchange. Therefore, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, the selection and evaluation of directors and the development and implementation of the Company’s corporate governance policies and structures. In addition, the Compensation Committee conducts an annual performance review of Mr. Koch and, based upon this review, makes recommendations for his compensation (including base salary and annual incentive and equity compensation) for approval by the independent members of the Board.
E.
Board Committees

The Board has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee. Committee members and committee chairs are appointed by the Board of Directors. The members and chairs of these committees are identified in the following table:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robin J. Adams	X	Chairman
Robert G. Bohn		X	X
Jonathan R. Collins	X		X
James D. Frias	Chairman		X
Maia A. Hansen	X		X
D. Christian Koch
Gregg A. Ostrander		X	Chairman
Corrine D. Ricard	X	X
Jesse G. Singh	X	X
The Board of Directors has also adopted a committee chair rotation guideline. Under the guideline, each committee chair typically serves for three years, subject to modifications at the discretion of the Board of Directors. The Board of Directors believes that periodically bringing new leadership to each of the committees will enhance the effectiveness of the committees.
Each committee of the Board of Directors functions pursuant to a written charter adopted by the Board. Set forth below is a summary of the principal functions of each committee. The full texts of each committee charter are available on the Company’s website at www.carlisle.com.
Audit Committee.   The Audit Committee provides assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders and investment community to oversee the corporate accounting, internal controls and reporting practices of the Company and the quality and integrity of the Company’s financial statements. The Audit Committee also assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent registered public accounting firm, the internal auditors and the financial management of the Company. During 2021, the Audit Committee held six meetings.
Compensation Committee.   The Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s executives in such a way as to assure that the Company is able to attract and retain executives of the highest quality. The Compensation Committee prepares the report on executive compensation required to be included in the Company’s annual proxy statement in accordance with applicable SEC rules. The Compensation Committee also reviews and recommends to the independent directors on the Board the compensation of the Chief Executive Officer, reviews and approves the compensation of the Company’s other senior executives and assists the Board in its oversight of the Company’s human capital management. During 2021, the Compensation Committee held three meetings.
Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee assists the Board by identifying individuals qualified to be members of the Board, consistent with criteria approved by the Board, and recommending such individuals be nominated by the Board for election to the Board by the stockholders or be elected by the Board to fill a vacancy or a newly created directorship. The Corporate Governance and Nominating Committee also: (i) develops and recommends to the Board a set of corporate governance principles applicable to the Company that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory and other requirements; (ii) periodically evaluates the performance of the Chief Executive Officer and Chairman of the Company, discusses succession planning and recommends a new Chief Executive Officer as appropriate; (iii) oversees the annual evaluation of the performance of the Board and its committees; and (iv) monitors and reviews any other corporate governance matters which the Board may refer to the committee from time to time. During 2021, the Corporate Governance and Nominating Committee held two meetings.

Other Committees.   The Board may also establish other committees from time to time as it deems necessary.
F.
Director Meeting Attendance

The Board of Directors held six meetings during 2021. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during 2021. At the conclusion of each of the regularly scheduled Board meetings, the independent directors meet in executive session without management. Mr. Ostrander, as the Lead Independent Director, presides over these executive sessions.
The Company’s Statement of Corporate Governance Guidelines and Principles provides that members of the Board are expected to attend the Company’s annual meeting of stockholders absent extenuating circumstances. Eight of the Company’s nine directors in office at the time attended the Company’s 2021 Annual Meeting of Stockholders.
G.
Director Nomination Process

As more fully described in its charter, the Corporate Governance and Nominating Committee assists the Board by identifying and evaluating individuals qualified to be directors and by recommending to the Board such individuals for nomination as members. Pursuant to the Company’s Statement of Corporate Governance Guidelines and Principles, director nominees should possess the highest personal and professional integrity, ethics and values, and be committed to representing the long-term interests of the Company’s stockholders. Nominees should also have outstanding business, financial, professional, academic or managerial backgrounds and experience. Each nominee must be willing to devote sufficient time to fulfill his or her duties and should be committed to serve on the Board for an extended period of time. Prior to accepting an invitation to serve on another public company board, directors must advise the Corporate Governance and Nominating Committee, which will determine whether such service would create a conflict of interest and/or prevent the director from fulfilling his or her responsibilities to the Company.
Under the Company’s Statement of Corporate Governance Guidelines and Principles, in identifying, recruiting and recommending nominees to the Board, the Corporate Governance and Nominating Committee is committed to including for consideration qualified candidates with diverse backgrounds, including diversity of gender, race and ethnicity, and the Corporate Governance and Nominating Committee has consistently included diversity as a desired qualification when conducting searches for director nominees. The Board believes its composition reflects its emphasis on diversity.
The Corporate Governance and Nominating Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees. All director nominees, including those nominated by stockholders, are evaluated in accordance with the process described above.
H.
Director Nominations by Stockholders

Stockholders may nominate directors for election at the Company’s 2023 Annual Meeting of Stockholders by submitting the nominee’s name in accordance with provisions of the Company’s Restated Certificate of Incorporation, which require advance notice to the Company and certain other information. Written notice must be received by the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254 not less than 90 days prior to the first anniversary of the date of the Annual Meeting. As a result, any director nominations submitted by a stockholder pursuant to the provisions of the Company’s Restated Certificate of Incorporation must be received no later than February 3, 2023.
The notice must contain certain information about the nominee and the stockholder submitting the nomination, as set forth in the Company’s Restated Certificate of Incorporation, including: (i) the name, address and qualifications of the stockholder submitting the nomination; (ii) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of the Company of which each such nominee is the “Beneficial Owner” (as defined in the Company’s Restated Certificate of Incorporation); and (v) such other information as would be required by the securities laws of the United States and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Company and for whom proxies are solicited by the Board of Directors of the Company. The presiding officer at the 2023 Annual Meeting of Stockholders may refuse to accept any such nomination that is not in proper form or submitted in compliance with the procedure set forth in the Company’s Restated Certificate of Incorporation. A stockholder who is interested in nominating a director should request a copy of the Company’s Restated Certificate of Incorporation by writing to the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254.
I.
Related Person Transactions

The Board has adopted a written policy concerning the review, approval and monitoring of transactions involving the Company and “related persons” (i.e., directors, director nominees and executive officers of the Company or their immediate family members, or stockholders owning more than 5% of the outstanding Common Shares). The policy covers any such transaction exceeding $120,000 in which the related person has a direct or indirect material interest. Related person transactions must be approved by the Corporate Governance and Nominating Committee, which will approve the transaction only if it determines that the transaction is in the best interest of the Company. In the course of its review and, if appropriate, approval of a related person transaction, the Corporate Governance and Nominating Committee considers all of the relevant facts and circumstances, including the material terms of the transaction, the risks, benefits and costs of the transaction, the availability of other comparable services or products and, if applicable, the impact on a director’s independence.
J.
The Board’s Role in Risk Oversight

Risk management is a significant component of management’s annual strategic and operating planning processes. The Company has adopted an enterprise risk management program to identify and mitigate enterprise risk. Under the program, each operating business is required to identify risks to its business and prepare a detailed plan to mitigate those risks. The division presidents present the plans to executive management as part of their strategic and operating plans. Over the course of each year, the division presidents provide similar presentations to the Board of Directors at the Board meetings covering the Company’s business plans. Each year, the Board is briefed by senior leadership and reviews and discusses reports on the Company’s ongoing litigation, cybersecurity risks and insurance coverages.
The Compensation Committee, in consultation with the committee’s compensation consultant, periodically reviews the relationship between the Company’s compensation practices and risk. The Compensation Committee has concluded that the Company’s compensation practices are not reasonably likely to have a material adverse effect on the Company and do not encourage inappropriate risk taking. The Compensation Committee’s conclusion was based on the following:
•
Annual cash bonuses at maximum performance levels are capped by the Compensation Committee at 260% of base salary for the Chairman, President and Chief Executive Officer, 160% of base salary for the Chief Financial Officer and 150% of base salary for the other named executive officers.

•
Annual cash bonuses are based on multiple balanced performance metrics.

•
The threshold, target and maximum performance levels for each of the annual cash bonus performance metrics are based on prior year performance adjusted to reflect the current year Company business plan, which has been reviewed and approved by the Board of Directors, and general market expectations. The Company’s Chief Financial Officer participates in the Compensation Committee meetings during which the performance levels are set and the performance results are verified.

•
The annual cash bonus payout curve from threshold to maximum is a straight line (linear) progression.

•
The target grant value of the Company’s long-term, stock-based awards is fixed at 445% of base salary for the Chairman, President and Chief Executive Officer, 200% of base salary for the Chief Financial Officer and 150% of base salary for the other named executive officers.

•
The stock-based awards include a blend of stock options, restricted Shares and performance Shares. Stock options and restricted Shares are subject to three-year vesting periods and performance Shares are earned over a three-year performance period and vest on the third anniversary of the date of grant.

•
The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by the Company’s executives.

•
The Compensation Committee has adopted a clawback policy under which the committee may elect to seek recovery of excess incentive-based compensation, including all cash and stock-based awards under the Company’s Incentive Compensation Program, paid to the Company’s named executives and other executive officers for up to three years prior to a material accounting restatement.

•
The Company has adopted guiding principles that govern plan design. The executive compensation program is documented, communicated and monitored on a consistent basis.

The Compensation Committee has and will continue to conduct assessments of the relationship between the Company’s compensation practices and risk periodically and in connection with the adoption of any new material compensation programs or any material changes to existing compensation programs.
The Board believes that its leadership structure supports the Company’s governance approach to risk oversight as the Chairman, President and Chief Executive Officer is involved directly in risk management as a member of the Company’s management team, while the Lead Independent Director and the committee chairpersons, in their respective areas, maintain oversight roles as non-management directors.
K.
Employee, Officer and Director Hedging

In accordance with the Company’s Statement of Corporate Governance Guidelines and Principles, no employee, officer or director of the Company, nor any of their respective designees, may purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), use any equity securities of the Company as collateral, engage in short sales, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities of the Company granted to any such employee, officer or director as compensation or held, directly or indirectly, by such employee, officer or director.
L.
Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication addressed to such director at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254, Attention: Secretary. Stockholders and other interested parties wishing to communicate with Mr. Ostrander, as the Lead Independent Director, or with the independent directors as a group may do so by sending a written communication addressed to Mr. Ostrander at the above address. Any communication addressed to any director that is received at the Company’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. All such communications are promptly reviewed before being forwarded to the addressee. The Company generally will not forward to directors a communication that the Company determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.
M.
Director Refreshment

Under the Company’s Statement of Corporate Governance Guidelines and Principles, a director is required to submit his or her resignation at the Company’s Annual Meeting of Stockholders following the earlier of the date when he or she reaches age 72 or has completed 18 consecutive years of service on the Board. The Company’s retirement policy for directors does not have any exemptions or conditions.

DIRECTOR COMPENSATION
Director compensation is determined by the Board based on recommendations made by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews director compensation at least every two years and makes recommendations to the Board regarding the form and amount of director compensation, including perquisites and other benefits, and any additional compensation to be paid to the directors for their services. In making its recommendations, the Corporate Governance and Nominating Committee gives due consideration to what is customary compensation for directors of comparable companies, as well as any other factors it deems appropriate that are consistent with the policies and principles set forth in its charter and the Company’s Statement of Corporate Governance Guidelines and Principles.
Elements of the Director Compensation Program
Directors who are employees of the Company receive compensation as employees of the Company but receive no additional compensation for serving as directors. As discussed more fully below, compensation for non-employee directors is based on an annual service period commencing on the date of each Annual Meeting of Stockholders and is composed of the following elements:
•
annual retainer fees, which directors may elect to receive partly in Shares;

•
additional annual fees for committee service and leadership roles;

•
grants of restricted Shares; and

•
eligibility to participate in the Deferred Compensation Plan for Non-Employee Directors.

Compensation Benchmarking
In December 2020, Willis Towers Watson, the Company’s compensation consultant, conducted a competitive market analysis of the Company’s director compensation program to confirm whether the program was delivering pay to the Company’s directors within the program guidelines and presented a director compensation report to the Corporate Governance and Nominating Committee. The director compensation report included market highlights and trends and compared the Company’s director compensation practices, including pay levels and structure of the program, with those of similarly situated companies. For purposes of its analysis, Willis Towers Watson developed market references from recent proxy statement disclosures of a general industry comparator group of 316 U.S.-based public companies with revenues between $2.5 billion and $9 billion. The report concluded that the Company’s director compensation program was generally aligned with market median practices and levels, including the mix of cash and stock-based compensation. After considering the report and the impacts of the COVID-19 pandemic on the Company’s financial performance in 2020, the Corporate Governance and Nominating Committee recommended, and the Board agreed, that no changes would be made to the compensation paid to the non-employee directors for the one-year period commencing on May 5, 2021.
The Corporate Governance and Nominating Committee has renewed its engagement of Willis Towers Watson to conduct a competitive market analysis of the Company’s director compensation program for purposes of making recommendations to the Board regarding compensation payable to the non-employee directors for their services commencing on May 4, 2022. Prior to this date, Willis Towers Watson will complete its competitive market analysis, prepare a director compensation report and present it to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will then recommend to the Board any changes to the Company’s director compensation program to be effective on May 4, 2022.
Annual Fees for Board and Committee Service
The Company currently pays an annualized retainer fee of $85,000 to each non-employee director. Each non-employee director may elect to receive one-half of the annual fee in Shares. Directors do not receive meeting attendance fees.

The Company also pays an annual fee for service on the Board’s committees. Each member of the Audit Committee currently receives an annualized fee of $15,000 and each member of the Compensation and Corporate Governance and Nominating Committees currently receives an annualized fee of $8,500. The Chairman of the Audit Committee currently receives an additional annualized fee of $20,000 and the Chairman of the Compensation Committee currently receives an additional annualized fee of $15,000. The Chairman of the Corporate Governance and Nominating Committee, who also serves as the Lead Independent Director, currently receives an additional annualized fee of $35,000.
Stock-Based Awards
Each non-employee director is eligible to participate in the Incentive Compensation Program. The Incentive Compensation Program provides for the grant of stock options, stock appreciation rights, restricted Shares or units or other stock-based awards to non-employee directors. The Board administers the Incentive Compensation Program with respect to awards to non-employee directors and has the discretionary authority to make all award decisions under the Incentive Compensation Program.
Each non-employee director nominee or continuing non-employee director is currently eligible to receive a grant of restricted Shares under the Incentive Compensation Program on the date of each Annual Meeting of Stockholders having a grant date fair value of approximately $135,000 (pro-rated with respect to newly elected non-employee directors) with a vesting period ending the earlier of: (i) one year from the date of grant; or (ii) upon the director’s retirement from the Board upon reaching age 72 or after completing 18 consecutive years of service on the Board. On May 5, 2021, the Board of Directors granted each eligible director an award of 701 restricted Shares having a grant date fair value of approximately $135,000 based on the closing market price of a Common Share on that date.
Deferred Compensation Plan
Under the Deferred Compensation Plan for Non-Employee Directors maintained by the Company, each non-employee director of the Company is entitled to defer up to 100% of the cash fee payable or restricted Shares awarded to him or her. Each participant in the Deferred Compensation Plan for Non-Employee Directors may direct the “deemed investment” of his or her deferral account among the different investment options offered by the Company from time to time. The investment options currently include a fixed rate fund or Share equivalent units for cash fees deferred and Share equivalent units for restricted Shares deferred. All amounts credited to a participant’s account under the Deferred Compensation Plan for Non-Employee Directors vest as follows: (i) for cash fees deferred, such amounts are always 100% vested; and (ii) for restricted Shares deferred, such amounts vest at the end of the vesting period applicable to the restricted Shares deferred. Amounts credited to a participant’s account will generally be paid, or commence being paid, after the participant terminates service as a director. At the participant’s election, payments of deferred cash fees can be made in a lump sum or in quarterly installments over a 10-year period. Payments of deferred restricted Shares under the Deferred Compensation Plan for Non-Employee Directors will be paid in Shares in a lump sum. Payments of deferred cash fees under the Deferred Compensation Plan for Non-Employee Directors are made in cash from the Company’s general assets.
Stock Ownership Policy
The Board of Directors has adopted a stock ownership policy that requires significant stock ownership by the Company’s non-employee directors. The stock ownership policy requires each non-employee director to own Shares having a market value equal to five times the annual fee amount within five years of him or her becoming a director. Shares for purposes of this policy include Shares, Share equivalent units and any restricted Shares. Once the required market value ownership level is achieved, no further purchases are required in the event the value of the Shares held by a director falls below the ownership level due solely to a decrease in the market value of the Shares. As of December 31, 2021, each of the directors who had been a member of the Board for at least five years as of that date met the policy’s ownership requirement.
Director Compensation Table
The table below sets forth the compensation paid to each non-employee director who served on the Board in 2021. Directors who are also employees of the Company (currently Mr. Koch) receive compensation as employees of the Company but receive no additional compensation for their service on the Board of Directors.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Robin J. Adams	$123,500	$135,000	$0	$1,758	$260,258
Robert G. Bohn	$102,000	$135,000	$0	$1,758	$238,758
Jonathan R. Collins	$108,500	$135,000	$0	$1,758	$245,258
James D. Frias	$128,500	$135,000	$0	$1,758	$265,258
Maia A. Hansen	$108,500	$135,000	$0	$1,758	$245,258
Gregg A. Ostrander	$137,000	$135,000	$102	$1,758	$273,860
Corrine D. Ricard	$108,500	$135,000	$0	$1,758	$245,258
Lawrence A. Sala(4)	$29,750	$0	$37	$633	$30,420
Jesse G. Singh	$108,500	$135,000	$1,203	$1,758	$246,461

(1)
The values of the stock awards shown in the table are approximately equal to the grant date fair values of restricted Shares awarded to the directors computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (excluding any effect of estimated forfeitures). On May 5, 2021, each non-employee director serving at that time received a grant of 701 restricted Shares valued at approximately $135,000. These restricted Shares vest on the earlier of one year from the date of grant or upon the director’s retirement from the Board upon reaching the age of 72 or after completing 18 consecutive years of service on the Board. Note 7 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for 2021 contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair values of the awards.

(2)
Represents the portion of interest credited on fees deferred under the Deferred Compensation Plan for Non-Employee Directors that is considered “above market” under the SEC rules.

(3)
Represents dividends paid on unvested restricted Shares held by the directors. Non-employee directors receive all dividends paid with respect to the restricted Shares during the vesting period.

(4)
Mr. Sala retired from the Board on May 5, 2021.

COMPENSATION DISCUSSION AND ANALYSIS
This section contains an in-depth discussion and analysis of the Company’s executive compensation policies and practices and the compensation earned by the Company’s most senior executives (referred to as the “named executives” or the “named executive officers” in this section) under those policies and practices. The Compensation Committee of the Board of Directors is responsible for oversight of the Company’s compensation policies and practices for all executive officers of the Company, including the named executives.
As you review this section, you will see that the Compensation Committee has adopted executive compensation policies and practices that: (i) link pay and performance, with the Company’s executives having the opportunity to earn substantial compensation over and above their base salaries based on the Company’s performance or the market value of the Shares; (ii) align the interests of the Company’s executives and stockholders; (iii) are transparent and easy to communicate to the Company’s executives and stockholders; and (iv) provide a valuable retention tool for key executive talent.
A.
Executive Summary

In 2017, management developed Vision 2025, a strategic vision for the Company built on the foundation and core capabilities established over the Company’s long history and based on creating sustainable value for stockholders through repeatable execution of solid plans. A critical factor to achieving the Vision 2025 strategic goals is the contribution of motivated employees. Accordingly, the Company’s annual incentive compensation program will continue to be directly linked to key financial goals and will award annual incentive compensation to the named executives based on the Company’s progress toward achieving the Vision 2025 strategic goals for the Company.
The executive compensation program provides a further link between executive pay and stockholder interests by including performance Shares and stock options in the long-term, stock-based awards made under the program. The performance Shares are earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over three-year performance periods. The value of the earned performance Shares and the stock options is directly linked to the market value of the Shares. The Company’s stockholders endorsed the executive compensation program at the 2021 Annual Meeting of Stockholders where approximately 91% of the votes represented at the meeting and entitled to vote were cast in favor of a resolution approving the compensation earned by the named executive officers under the program in 2020.
In 2021, the Company remained focused on executing the strategies and key actions to support the progress of Vision 2025 by continuing implementation of the Carlisle Operating System, divesting non-strategic assets, investing in new acquisitions and strengthening its management talent. The Company’s strong operational performance during 2021 produced positive financial results and enabled the Company to return capital to stockholders through increased dividends and Share repurchases.
The table below summarizes the Company’s performance for 2021 and 2020 against the annual incentive performance measures selected by the Compensation Committee for determining the annual incentive compensation for the named executive officers.
Annual Incentive Performance Measures(1)
Performance Measure	2021	2020	Year-over-Year Change Favorable/(Unfavorable)
Sales	$4.633 billion	$4.235 billion	9.4%
Operating Income Margin	13.1%	12.2%	90 bps
Average Working Capital as a % of Sales(2)	19.7%	23.1%	340 bps
Earnings	$417 million	$348 million	19.8%

(1)
The results shown in the table reflect certain adjustments as described on page 27.

(2)
Average working capital (defined as the average of the quarter-end balances of receivables, plus inventory, less accounts payable) as a percentage of annual sales (defined as net sales from continuing operations).

The Compensation Committee established the performance measures on which the 2021 annual incentive awards were based, as described on pages 26 through 28. The performance measures are intended to align with the Company’s Vision 2025 strategic goals. As described in this section, the Compensation Committee took the following compensation actions in 2021 with respect to the named executive officers:
•
Increased the base salaries of the named executive officers in line with market conditions, as described on page 26;

•
Paid 2021 annual incentive awards ranging from 74.9% to 184.0% of the target award levels based upon Company-wide or Company business unit performance, as described on pages 26 through 28;

•
Based on the Company’s total stockholder return (Share appreciation plus dividends) for the three-year performance period ended December 31, 2021 of 143.32% relative to the average total stockholder return of the companies comprising the S&P MidCap 400 Index® for the same period of 65.61%, paid performance Shares for the three-year performance period that ended in 2021 at 200% of the target award level based on the Company’s total stockholder return during the period ranking in the 86.16th percentile of the S&P MidCap 400 Index®; and

•
Issued long-term incentive awards, as described on pages 28 through 29.

The Company’s stockholders will have the opportunity at the Annual Meeting to provide feedback to the Board of Directors on the Company’s executive compensation program by voting to approve or not approve, on an advisory basis, the compensation earned by the named executive officers under the program in 2021 (the “say-on-pay proposal”). The Compensation Committee encourages all of the Company’s stockholders to carefully review this section, including the compensation disclosure tables below, prior to casting their votes on the say-on-pay proposal included as Proposal 5 in this Proxy Statement.
B.
Roles of Compensation Committee, Compensation Consultant and Executive Officers in Determining Executive Compensation

The Compensation Committee renewed its engagement of Willis Towers Watson as the executive compensation consultant to the committee for 2021. Willis Towers Watson provides no services to the Company or its management other than services related to the Company’s executive and non-employee director compensation programs. The Compensation Committee has determined that Willis Towers Watson is independent from the Company and its executive officers and that the services provided by Willis Towers Watson do not raise any conflict of interest.
In 2021, Willis Towers Watson presented an executive compensation report to the Compensation Committee and conducted a competitive market analysis of the Company’s executive compensation program to confirm that the program is delivering pay to the Company’s executive officers within the program guidelines. The executive compensation report included market highlights and trends and compared the Company’s executive compensation practices with those of similarly situated companies. In addition, at the request of the Compensation Committee, Willis Towers Watson conducted a market survey of leadership retention programs.
The Compensation Committee also receives input from Company management in connection with the administration of the Company’s executive compensation program. Mr. Koch, the Company’s Chairman, President and Chief Executive Officer, recommended base salary increases for the named executive officers (other than for himself), and the Compensation Committee approved the recommendations. In addition, Mr. Koch provided input to the Compensation Committee about the refinements made to the performance measures, the threshold, target and maximum performance levels for the performance measures and the weighting of each performance measure.
Mr. Roche, the Company’s Vice President and Chief Financial Officer, provided information and analysis to the Compensation Committee about the financial performance of the Company for 2021 and each of the Company’s operating businesses for which a named executive officer was responsible.

C.
Philosophy and Material Elements of Executive Compensation Program; 2021 Compensation Actions

The material elements of the total direct compensation provided to executives under the Company’s executive compensation program are: (i) base salary; (ii) an annual cash bonus opportunity expressed as a percentage of each executive’s base salary; and (iii) a long-term, stock-based award, the expected value of which is also expressed as a percentage of base salary. While each element of compensation paid to executive officers is significant, the annual cash bonus and the long-term, stock-based award have the potential to be the largest amounts of the total compensation paid to executive officers.
The following table shows the guiding principles for the Company’s executive compensation program and how the program complies with these principles:
Principle	How the Program Complies
Provide competitive total direct compensation opportunity.
•
Executive total direct compensation opportunity is managed between the first and third quartiles of companies similar in size to the Company.

•
The total direct compensation opportunity within the range varies by executive.

•
Performance-based pay opportunity (short- and long-term incentives) plays a predominant role in competitive total pay positioning.

Reward performance that is consistent with key strategic and stockholder goals.
•
Annual incentive plan incorporates earnings and other financial measures aligned with stockholder interests.

•
Performance Share awards incorporate total stockholder return as a performance measure.

•
Inappropriate risk taking is not encouraged.

Balance performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.	• Annual incentive plan incorporates corporate and operating business and division level performance measures.
Serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance.
•
Executive compensation program provides a mix of base salary, annual incentives tied to performance and stock-based awards with vesting restrictions.

•
Performance Share awards incorporate total stockholder return as a performance measure.

Be transparent, simple to administer and easy to communicate.	• Formula-based structure includes pre-set performance measures, weightings and timing.
Compensation Benchmarking
The Compensation Committee periodically benchmarks executive compensation to ensure the compensation provided to the Company’s executive officers is reasonable and competitive with the market. The executive compensation report presented to the Compensation Committee by Willis Towers Watson in September 2021 (the “Willis Towers Watson Compensation Report”) benchmarked the total pay arrangements of the Company’s executive officers through a competitive market analysis and concluded that total direct compensation to the executive officers is managed between the first and third quartiles of companies of similar size. The Willis Towers Watson Compensation Report concluded that the Company’s executive pay program is sound and effective by delivering value to the executive officers within the program’s guidelines that are generally competitive at desired market levels, are aligned with stockholder interests and are consistent with the guiding principles disclosed above. Any variation above or below the guidelines may be a function of variations in performance, tenure, experience or scope of executive responsibility. For purposes of its analysis, Willis Towers Watson used data from two published survey sources: the 2020 Willis Towers Watson General Industry Executive Compensation Database and the 2020 Mercer General Industry Executive Compensation Survey and updated the survey data to September 2021 using an annual update factor of 3.0%. Willis Towers Watson also: (i) evaluated the responsibilities, reporting relationships, revenue responsibility and level of each position; (ii) matched each position to the appropriate benchmark survey position; and (iii) used size and level appropriate data or size adjusted the survey data by regressing, where possible, based on the Company’s revenues.
Base Salaries
Base salaries provide a baseline level of compensation to executive officers for carrying out the day-to-day duties and responsibilities of their positions.
The Compensation Committee reviews and adjusts base salary levels each year. During the review and adjustment process, the Compensation Committee considers:
•
the duties and responsibilities of each executive officer position;

•
the executive officer pay relative to the base salaries of senior officers and other employees of the Company; and

•
whether the base salary levels are competitive, based on a comparison of the current base salary with the market base salary.

The Compensation Committee reviews the named executive officer base salaries in December each year. Any base salary increases approved in December become effective for the succeeding year. In December 2021, the Compensation Committee approved the following base salaries for the named executives effective for 2022 (base salaries for 2021 were approved by the Compensation Committee in December 2020):
Name	2021 Annual Base Salary	2022 Annual Base Salary	% Increase
Mr. Koch	$1,275,000	$1,330,000	4%
Mr. Roche	$666,000	$686,000	3%
Mr. Berlin	$724,000	$746,000	3%
Mr. Shears	$677,000	$704,000	4%
Mr. Selbach	$563,000	$586,000	4%
The Compensation Committee approved increases based generally on trends in the market indicating average salary increases in the range of 3% to 4%.
2021 Annual Incentive Awards
Annual incentive compensation calculated under the Incentive Compensation Program is based on the overall performance of the Company or a Company business unit compared to pre-established performance measures.
For 2021, the Compensation Committee first established a target annual incentive award expressed as a percentage of each named executive’s base salary. The 2021 target awards were 130% of base salary for Mr. Koch, 80% of base salary for Mr. Roche and 75% of base salary for the other named executives.
The Compensation Committee then selected the performance measures on which the 2021 annual incentive awards would be based. The measures adopted for 2021 annual incentive awards available to Messrs. Koch, Roche and Selbach were the Company’s consolidated: (i) sales; (ii) operating income margin; (iii) average working capital as a percentage of sales; and (iv) earnings. The measures adopted for 2021 annual incentive awards available to the other named executive officers were: (i) sales; (ii) operating income margin; (iii) average working capital as a percentage of sales, each as reported by their respective business units; and (iv) the Company’s consolidated earnings. The Compensation Committee believes that each of these respective performance measures tracks whether the Company and its core businesses are operating efficiently and with a view toward long-term, sustainable growth in the United States and globally. The Compensation Committee believes that superior performance under these measures will ultimately benefit the Company’s stockholders through increased profits, dividends and Share value.
Finally, the Compensation Committee established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target annual incentive award would be paid for threshold level performance, 100% of the target annual incentive award would be paid for target level performance and 200% of the target annual incentive award would be paid for performance at or above the maximum level. Under the program adopted by the Compensation Committee, the Company’s performance under each of the measures was independently determined from the other measures, so that an annual incentive award was determined for the actual level of performance under each measure. The annual incentive awards under each measure were then combined to determine the aggregate annual incentive award.
The Compensation Committee approved threshold, target and maximum performance levels for 2021 based on the Company’s 2020 adjusted performance. The tables below show the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for 2021 as well as the Company’s adjusted performance in 2021 and 2020. The results shown below for both 2021 and 2020 reflect the Company’s publicly reported results, excluding results of operations of acquisitions made and disposals completed and the associated acquisition and disposal costs incurred during the respective year. The 2021 results have also been adjusted to exclude approximately $1.8 million (pre-tax) in asset impairment charges relating to a trademark at Carlisle Interconnect Technologies, Inc. (“CIT”), approximately $20.0 million (pre-tax) in restructuring charges and facility rationalization costs at the Company, Carlisle Construction Materials, LLC (“CCM”), CIT and Carlisle Fluid Technologies, Inc. (“CFT”), approximately $0.5 million (pre-tax) in casualty losses at CCM and approximately $0.3 million in casualty insurance recoveries at CFT. The 2020 results were adjusted to exclude approximately $6.0 million (pre-tax) in asset impairment charges relating to a trademark at CIT, approximately $26.6 million (pre-tax) in restructuring charges and facility rationalization costs at CCM, CIT, CFT and Carlisle Brake & Friction, Inc. (“CBF”) and approximately $0.7 million (pre-tax) in casualty insurance recoveries at CCM. The Compensation Committee approved the adjustments because they are generally nonrecurring or were not anticipated when the respective performance measures were approved at the beginning of the year.
2021 Consolidated Company Performance Measures
For Messrs. Koch, Roche and Selbach(1)

		Performance Levels Established by the Compensation Committee			Adjusted Performance
Performance Measure	Weight	Threshold	Target	Maximum	2021	2020
Sales	25%	$3,977 billion	$4.096 billion	$4,255 billion	$4,633 billion	$4.235 billion
Operating Income Margin	20%	12.5%	13.0%	13.5%	13.1%	12.2%
Average Working Capital as a % of Sales	15%	22.7%	22.2%	21.7%	19.7%	23.1%
Earnings	40%	$329 million	$364 million	$381 million	$417 million	$348 million
2021 CIT Performance Measures
For Mr. Berlin(1)

		Performance Levels Established by the Compensation Committee			Adjusted Performance
Performance Measure	Weight	Threshold	Target	Maximum	2021	2020
Business Unit Sales	35%	$679 million	$700 million	$728 million	$688 million	$729 million
Business Unit Operating Income Margin	40%	1.7%	2.2%	2.7%	0%	2.8%
Business Unit Average Working Capital as a % of Sales	15%	40.4%	39.9%	39.4%	33.8%	39.9%
Consolidated Earnings	10%	$329 million	$364 million	$381 million	$417 million	$348 million

2021 CCM Performance Measures
For Mr. Shears(1)

		Performance Levels Established by the Compensation Committee			Adjusted Performance
Performance Measure	Weight	Threshold	Target	Maximum	2021	2020
Business Unit Sales	35%	$2,996 billion	$3.086 billion	$3.205 billion	$3,659 billion	$2.996 billion
Business Unit Operating Income Margin	40%	19.0%	19.5%	20.0%	19.2%	19.5%
Business Unit Average Working Capital as a % of Sales	15%	16.9%	16.4%	15.9%	15.6%	16.4%
Consolidated Earnings	10%	$329 million	$364 million	$381 million	$417 million	$348 million

(1)
The 2021 Consolidated Company Performance Measures exclude the results of operations of CBF, which was divested on August 2, 2021.

Based on the performance measures established by the Compensation Committee for 2021 and the Company’s adjusted performance (and, when applicable, the adjusted performance of CIT and CCM), the named executives earned 2021 annual incentive awards as follows:
Name	2021 Annual Incentive Award ($)(1)	2021 Annual Incentive Award (% of base salary)	2021 Annual Incentive Award (% of target incentive award)
Mr. Koch	$3,049,800	239.2%	184.0%
Mr. Roche	$980,400	147.2%	184.0%
Mr. Berlin	$406,700	56.2%	74.9%
Mr. Shears	$751,500	111.0%	148.0%
Mr. Selbach	$776,900	138.0%	184.0%

(1)
This amount is also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 32.

2021 Long-Term, Stock-Based Awards
The Compensation Committee makes annual stock-based awards each year at its regularly scheduled February meeting. All stock-based awards are made under the Incentive Compensation Program, which imposes certain restrictions, as described below, on the terms of the awards.
In February 2021, the Compensation Committee awarded stock options, performance Shares and time-vested restricted Shares to the named executives in the amounts shown in the Grants of Plan-Based Awards Table on page 34. The number of Shares included in the 2021 awards was determined using a formula-based approach. First, the Compensation Committee established a target award opportunity for 2021, expressed as a percentage of base salary, for the named executives based on each executive’s position and the long-term incentive award market range for that position: 445% of base salary for the Chairman and Chief Executive Officer, 200% of base salary for the Chief Financial Officer and 150% of base salary for the other named executives.
The Compensation Committee then determined the appropriate blend of the types of equity awards to be included in each named executive’s stock-based award. For 2021, the Compensation Committee elected to use a blend of stock options, performance Shares and time-vested restricted Shares (each weighted 33 1∕3% of a named executive’s target award opportunity) for all the named executives to support the Company’s pay-for-performance programs and the alignment of executive and stockholder interests. In addition, the Compensation Committee approved incremental grants of time-vested restricted Shares to each of the named executives (other than the Chairman and Chief Executive Officer) equal to 33 1∕3% of such named executive’s target award opportunity for each of 2021 and 2022. These incremental equity awards were designed to incentivize retention of key employees. For purposes of calculating the number of stock options, performance Shares and time-vested restricted Shares included in each named executive’s stock-based award, the

Compensation Committee used the Black-Scholes-Merton option pricing model for valuing stock options and the closing market price of a Common Share on the date of grant for valuing performance Shares and time-vested restricted Shares.
All employees awarded stock options, performance Shares and restricted Shares are subject to a non-competition agreement that prohibits the employee from competing with the Company for one year following his or her termination of employment.
The stock options awarded in February 2021 will vest in equal annual installments over three years. The restricted Shares awarded in February 2021, and the incremental grant of time-vested restricted Shares awarded in February 2022, will become vested on the third anniversary of the respective award dates.
The performance Shares awarded in February 2021 will be earned based on the total return to the Company’s stockholders (Share appreciation measured using the average of the closing market prices for a Share for the first 10 and last 10 trading days of the performance period plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance period ending December 31, 2023 in accordance with the following table:
Relative Total Stockholder Return	Percentage of Performance Shares Earned
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or above	200%
If the Company’s total stockholder return falls between the 25th and 50th percentiles or between the 50th and 75th percentiles, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three-year performance period and will be paid on performance Shares that are earned.
The Compensation Committee included stock options in the awards to encourage the named executives to increase stockholder value over the 10-year term of the options. The Compensation Committee included time-vested restricted Shares in the awards not only to encourage the named executives to increase stockholder value but also, where applicable, to remain employed with the Company. The Compensation Committee added performance Shares to further link executive compensation to the performance of the Company and to align the interests of the executives with the Company’s stockholders.
The Incentive Compensation Program contains certain restrictions on the terms of all stock-based awards. For example, all stock options must be granted with an option exercise price that is equal to or greater than the fair market value of the Shares on the date of award. The Incentive Compensation Program also expressly prohibits resetting the option exercise price of stock options. These restrictions ensure that any options awarded under the Incentive Compensation Program will have value to the executives only if the market price of the Shares increases after the date of the award. The Incentive Compensation Program allows the Company’s Chief Executive Officer to approve off-cycle grants of stock-based awards to employees other than Section 16 officers for limited purposes and subject to volume limits approved by the Compensation Committee.
As discussed above, the Compensation Committee grants annual stock-based awards each year at its regularly scheduled February meeting. The Compensation Committee is aware that the February meeting during which it makes annual stock-based awards precedes the date the Company releases its fourth quarter and annual financial results. The Compensation Committee is also aware that the release could affect the market value of the Company’s stock and the underlying value of the stock-based awards made to executives at the February meeting. The Compensation Committee believes that executives will not necessarily gain over the long run from the short-term benefit of a positive release because the Company’s stock price fluctuates over time and because all of the awards have multi-year vesting schedules and stock options have historically been held for several years prior to exercise. In addition, any gain from a positive benefit in some years will be offset by earnings releases in other years that negatively affect the market value of the Shares.

Stock Ownership Policy
The Compensation Committee believes that ownership of Common Shares by executive officers aligns their interests with those of the Company’s stockholders, enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company and focuses executives on building stockholder value over the long term. Therefore, the Compensation Committee maintains a stock ownership policy for the Company’s executive officers, including the named executive officers.
The policy, which is applicable to all of the Company’s Section 16 officers, has the following ownership requirements:
Executive	Ownership Requirement
Chief Executive Officer	10 times previous year base salary
Other Named Executive Officers	5 times previous year base salary
Remaining Section 16 Officers	3 times previous year base salary
The policy also has a retention requirement under which an executive officer must retain at least one-half of the after-tax value realized from the vesting of restricted Shares, the exercise of stock options or the receipt of earned performance Shares until the executive officer has satisfied the policy’s ownership requirement. Each executive officer subject to the policy has five years from first becoming subject to the policy to attain the ownership requirement and once the ownership requirement is met, no further accumulation is required in the event the value of the Shares falls below the ownership requirement due solely to a decrease in the market value of the Shares.
Ownership for purposes of the policy includes Shares owned directly or under an employee benefit plan and all restricted Shares. Ownership does not include any performance Share awards or any Shares subject to stock options. As of February 28, 2022, the Chairman and Chief Executive Officer, the other named executive officers and each of the remaining individuals who had been a Section 16 officer for at least five years as of that date met the policy’s ownership requirement.
D.
Retirement and Other Benefits

Retirement and Group Insurance Benefits
The Company provides retirement, health and welfare and other benefits to its executive officers. The Company sponsors the 401(k) Plan, a tax-qualified, defined contribution retirement plan, for the benefit of substantially all of its U.S.-based employees, including the named executives. The 401(k) Plan encourages saving for retirement by enabling participants to save on a pre-tax or an after-tax basis and by providing Company matching contributions.
The Company also sponsors the Retirement Plan for Employees of Carlisle, LLC (the “Retirement Plan”), a tax-qualified, defined benefit retirement plan that provides retirement income to eligible employees following their retirement from the Company. The Pension Benefits Table on page 38 shows the lump sum present value as of December 31, 2021 of the accumulated benefit earned by the named executives participating in the Retirement Plan.
Section 401(a)(17) of the Internal Revenue Code (the “Code”) limits the amount of annual compensation that tax-qualified plans like the 401(k) Plan and the Retirement Plan may take into account for purposes of determining contributions and benefits. The limit for 2021 was $290,000 and it is subject to adjustment annually for cost-of-living increases. For 2022, the limit will be $305,000. The Company maintains the Carlisle, LLC Supplemental Pension Plan (the “Supplemental Pension Plan”) to provide benefits to certain Retirement Plan participants whose benefits are limited by Section 401(a)(17) of the Code and to certain senior management employees who were employed on or after January 1, 2005 and are not eligible to participate in the Retirement Plan. The Pension Benefits Table on page 38 also shows the lump sum present value as of December 31, 2021 of the accumulated benefit earned by the named executives under the Supplemental Pension Plan.

As part of the Nonqualified Deferred Compensation Plan, the Company sponsors a supplemental 401(k) Plan to provide covered officers, including the named executives, the opportunity to defer base salary and annual incentive compensation that could not be deferred under the 401(k) Plan due to the Code limitations that apply to the 401(k) Plan. The Company provides a matching contribution equal to 100% of the first 4% of base salary and annual incentive compensation deferred under the supplemental 401(k) Plan. Each participant in the supplemental 401(k) Plan may direct the deferrals of base salary or annual incentive compensation and the matching contributions among the different investment options offered by the Company from time to time. The investment options currently include a fixed rate fund and various stock index funds. All amounts credited to a participant’s account under the supplemental 401(k) Plan are 100% vested and will be paid in a lump sum or installments in accordance with the participant’s election after the participant terminates employment with the Company. A participant may also elect to receive one or more in-service distributions.
The named executives also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees. Except for supplemental long-term disability insurance, the named executives do not receive better insurance programs, vacation schedules or holidays, and perquisites are limited.
Post-Termination Employment Benefits
The Company has not entered into an employment agreement with any executive officer that provides severance or other benefits following their resignation, termination, retirement, death or disability, except for agreements with certain named executive officers that provide severance benefits in the event of a termination of their employment following a change of control of the Company (the “change of control agreements”). The change of control agreements provide that the executives will not, in the event of the commencement of steps to effect a change of control (defined generally as an acquisition of 20% or more of the outstanding voting Shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until the potential acquirer of the Company or control of the Company has terminated its efforts to effect a change of control or until a change of control has occurred. The Company believes that the change of control agreements protect the interests of the Company’s stockholders by providing financial incentives to executives to represent the best interests of the Company and its stockholders during the periods immediately preceding and following a change of control.
In connection with the change of control agreements with Messrs. Koch, Selbach and Berlin, in the event of any termination of their employment (including due to their resignation) within three years after a change of control (other than due to their death or disability or after their attaining age 65), the change of control agreements provide that they will be entitled to receive three years’ compensation, including bonus, retirement benefits equal to the benefits they would have received had they completed three additional years of employment, continuation of all life, accident, health, savings and other fringe benefits for three years and relocation assistance. The three-year benefit period is reduced if they terminate within three years of the date that they would attain age 65. In addition, the agreements provide that, notwithstanding death, disability or attainment of age 65, they will become fully vested in all outstanding stock option and restricted Share awards. If any payments to Messrs. Koch, Selbach or Berlin are considered excess “parachute payments” under Section 280G of the Code and the amount of the excess is more than 15% of the total parachute payment, the Company is required to provide a tax gross up for the excise taxes he would be required to pay with respect to the payments.
In September 2012, the Compensation Committee determined that any future change of control agreements would provide severance benefits only in the event an executive is terminated without cause or resigns with good reason within three years after a change of control and the severance benefits would not be reduced based on the executive’s age. In addition, the Company would not provide any tax gross up for excise taxes assessed against any excess parachute payments. The change of control agreements with Messrs. Roche and Shears contain these revised terms.
The Potential Payments Upon Termination or Change of Control Table on page 39 shows the estimated amounts that would have been payable to the named executives had their employment with the Company terminated as a result of a change of control or otherwise on December 31, 2021.

Internal Revenue Code Section 162(m)
Section 162(m) of the Code limits the amount of compensation paid to the named executives in any one year that may be deducted by the Company for federal income tax purposes. The deduction limitation is currently $1 million.
The Tax Cuts and Jobs Act of 2017 expanded the number of individuals covered by Section 162(m) of the Code and eliminated the exception for performance-based compensation effective for the Company’s 2018 tax year. Therefore, compensation in excess of $1 million paid to named executives in 2018 and later years will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Although the Compensation Committee considers tax deductibility and other tax and accounting considerations in making its compensation program decisions, the Compensation Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible, and instead the Compensation Committee’s primary consideration is whether the applicable compensation aligns with the Company’s executive compensation principles.
E.
Conclusion

The Compensation Committee has reviewed all components of the Chairman and Chief Executive Officer’s and the other named executives’ compensation, including salary, annual and long-term incentive compensation, accumulated realized and unrealized stock option and restricted Share gains and the dollar value of all perquisites and other personal benefits as well as the Company’s obligations under its pension plans. Based on this review, the Compensation Committee finds the Chairman and Chief Executive Officer’s and the other named executives’ total compensation, in the aggregate, to be reasonable and appropriately linked to the Company’s performance. The Compensation Committee therefore recommends that stockholders vote “FOR” the say-on-pay proposal included as Proposal 5 in this Proxy Statement.
F.
Executive Officer Compensation Disclosure Tables

Summary Compensation Table — This table shows the base salary, annual incentive award and all other compensation paid to the named executives. The table also shows the grant date fair values of the stock option, restricted Share and performance Share awards made to the named executives and the increase in the present value of the retirement benefit for each named executive.
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
D. Christian Koch, Chairman, President and Chief Executive Officer	2021	$1,275,000	$0	$4,550,571	$1,904,761	$3,049,800	$47,032	$215,240	$11,042,404
	2020	$1,225,000	$0	$4,340,812	$1,784,347	$0	$258,649	$332,775	$7,941,583
	2019	$1,175,000	$0	$4,090,697	$1,746,387	$2,163,700	$193,395	$209,762	$9,578,941
Robert M. Roche, Vice President and Chief Financial Officer	2021	$666,000	$0	$1,512,175	$447,175	$980,400	$27,954	$91,172	$3,724,876
	2020	$647,000	$0	$1,029,304	$423,533	$0	$72,028	$98,075	$2,269,940
	2019	$628,000	$0	$737,262	$314,680	$722,800	$51,237	$72,553	$2,526,532
John E. Berlin, President, CIT	2021	$724,000	$0	$1,233,751	$364,600	$406,700	$54,867	$52,077	$2,835,995
	2020	$703,000	$0	$840,406	$345,183	$0	$224,262	$39,520	$2,152,371
	2019	$683,000	$0	$800,976	$342,177	$741,500	$209,031	$43,524	$2,820,208
Nicholas J. Shears, President, CCM	2021	$677,000	$0	$1,152,012	$340,867	$751,500	$115,726	$86,445	$3,123,550
	2020	$651,000	$0	$776,797	$319,554	$427,200	$203,700	$93,669	$2,471,920
	2019	$586,333	$0	$632,467	$115,253	$821,500	$578,510	$52,235	$2,786,298
Scott C. Selbach, Vice President, Secretary & General Counsel	2021	$563,000	$0	$957,881	$283,487	$776,900	$45,918	$91,825	$2,719,011
	2020	$541,000	$0	$645,725	$265,660	$0	$66,867	$84,760	$1,604,012
	2019	$525,000	$0	$616,335	$263,059	$604,200	$53,038	$70,639	$2,132,271

(1)
The amounts in these columns do not reflect the actual value the named executives will realize from the stock option, restricted Share and performance Share awards made to the executives. The amounts presented in the table are the grant date fair values of the equity-based awards computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (excluding any effect of estimated forfeitures). The Company will recognize the grant date fair values of the awards as compensation expense over the vesting period of the awards.

The “Stock Awards” column includes the grant date fair values of performance Shares awarded to the named executive officers. The performance Shares are earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance period ending December 31, 2021 (for the performance Shares awarded in 2019), December 31, 2022 (for the performance Shares awarded in 2020) and December 31, 2023 (for the performance Shares awarded in 2021). The terms of the performance Share awards are described on pages 28 through 29. The “Stock Awards” column for 2021 includes the following grant date fair values of the performance Share awards: Mr. Koch, $2,659,071; Mr. Roche, $624,175; Mr. Berlin, $509,251; Mr. Shears, $475,512; and Mr. Selbach, $395,381. The grant date fair value of $210.87 for the performance Shares was determined using the $150.00 closing market price of a Common Share on the grant date and a Monte Carlo simulation and assumptions regarding the future performance of the Common Shares and the stock of the S&P MidCap 400 Index® companies, including expected volatility, risk-free interest rates, correlation coefficients and dividend reinvestment. The grant date fair values of the performance Share awards assuming the maximum number of performance Shares would be earned at the end of the three-year performance period based on the closing market price of a Common Share on the grant date would have been as follows: Mr. Koch, $3,783,000; Mr. Roche, $888,000; Mr. Berlin, $724,500; Mr. Shears, $676,500; and Mr. Selbach, $562,500.
Note 7 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for 2021 contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair values of the stock and option awards.
(2)
Represents the sum of: (i) the aggregate increase in the actuarial present value of the accumulated benefit under the Retirement Plan and the Supplemental Pension Plan; and (ii) the portion of interest credited on compensation deferred under the Company’s supplemental 401(k) Plan that is considered “above market” under the SEC rules as follows:

Name	Change in Present Value of Retirement Plan and Supplemental Pension Plan Benefits for 2021	“Above Market” Supplemental 401(k) Plan Earnings for 2021	Total
Mr. Koch	$47,032	$0	$47,032
Mr. Roche	$19,840	$8,114	$27,954
Mr. Berlin	$54,867	$0	$54,867
Mr. Shears	$95,594	$20,132	$115,726
Mr. Selbach	$42,855	$3,063	$45,918

(3)
The amounts presented in this column for 2021 consist of the following:

	Mr. Koch	Mr. Roche	Mr. Berlin	Mr. Shears	Mr. Selbach
Matching Contributions to the 401(k) & HSA Plans	$11,600	$13,600	$11,600	$13,500	$13,567
Matching Contributions to the Supplemental 401(k) Plan	$51,000	$26,640	$0	$44,168	$22,520
Physical Examination	$0	$0	$7,158	$0	$2,973
Reimbursement of Tax Return Preparation and Financial Advisory Services Fees	$8,333	$1,995	$4,256	$1,011	$17,877
Charitable Contribution Made by the Company in the Name of the Executive under the Carlisle Matching Gifts for Education Program	$35,000	$20,000	$0	$0	$25,000
Supplemental Long-Term Disability Insurance	$24,959	$4,602	$7,571	$6,151	$1,900
Dividends on Unvested Restricted Shares	$84,348	$24,335	$21,492	$21,615	$7,988
Total	$215,240	$91,172	$52,077	$86,445	$91,825
All amounts presented above equal the actual cost to the Company of the particular benefit or perquisite provided.
Grants of Plan-Based Awards Table — This table presents the threshold, target and maximum annual incentive awards the named executives could have earned for 2021 and the restricted Shares, performance Shares and stock options awarded to the named executives during 2021. The annual incentive awards earned by the named executives for 2021 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Koch		$828,750	$1,657,500	$3,315,000
	02/02/2021							12,610			$1,891,500
	02/02/2021				6,305	12,610	25,220				$2,659,071
	02/02/2021								58,590	$150.00	$1,904,761
Mr. Roche		$266,400	$532,800	$1,065,600
	02/02/2021							5,920			$888,000
	02/02/2021				1,480	2,960	5,920				$624,175
	02/02/2021								13,755	$150.00	$447,175
Mr. Berlin		$271,500	$543,000	$1,086,000
	02/02/2021							4,830			$724,500
	02/02/2021				1,208	2,415	4,830				$509,251
	02/02/2021								11,215	$150.00	$364,600
Mr. Shears		$253,875	$507,750	$1,015,500
	02/02/2021							4,510			$676,500
	02/02/2021				1,128	2,255	4,510				$475,512
	02/02/2021								10,485	$150.00	$340,867
Mr. Selbach		$211,125	$422,250	$844,500
	02/02/2021							3,750			$562,500
	02/02/2021				938	1,875	3,750				$395,381
	02/02/2021								8,720	$150.00	$283,487

(1)
The performance Shares will be earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance period ending December 31, 2023 in accordance with the following table:

Relative Total Stockholder Return	Percentage of Performance Shares Earned
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or above	200%
If the Company’s total stockholder return falls between the 25th and 50th percentiles or between the 50th and 75th percentiles, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three-year performance period and will be paid on performance Shares that are earned. In the event the named executive’s employment is terminated without cause or the named executive resigns with good reason within three years after a change of control of the Company, outstanding performance Shares will be earned at the maximum level. The performance Shares held by a named executive will remain outstanding and will be earned based on the Company’s relative total stockholder return performance in the event of a termination of employment of the named executive by the Company without cause.
(2)
All of the awards include a non-competition agreement prohibiting the named executive from competing with the Company for one year following his termination of employment by the Company.

(3)
Shares subject to the February 2, 2021 stock awards become vested on February 2, 2024. The Shares issued to Mr. Koch, and 50% of the Shares issued to each of Messrs. Roche, Berlin, Shears and Selbach, will also become vested on the date the named executive officer terminates employment due to death or disability, upon the named executive officer’s retirement at or after age 65 (and, in the case of Mr. Shears, upon his retirement before age 65), in the event a named executive officer’s employment is terminated by the Company without cause prior to the originally scheduled vesting date or in accordance with the named executive officer’s change of control agreement. The remaining 50% of the Shares issued to each of Messrs. Roche, Berlin, Shears and Selbach will also become vested on the date the named executive officer terminates employment due to death or disability or in accordance with the named executive officer’s change of control agreement. The named executives receive all dividends paid with respect to the restricted Shares during the vesting period.

(4)
The option awards become vested and exercisable in three equal annual installments beginning upon the first anniversary of the date of grant, or, if earlier, on the date the named executive officer terminates employment due to death or disability, upon the named executive officer’s retirement at or after age 65, or in accordance with the named executive officer’s change of control agreement, under which, in all such cases, the options remain exercisable until the expiration of the 10-year term of the options. If the Company terminates the employment of the named executive without cause (and, in the case of Mr. Shears, upon his retirement before age 65), the options will continue to become exercisable in accordance with the vesting schedule set forth in the award agreement and remain exercisable until the expiration of the 10-year term of the options.

(5)
See Footnote 1 to the Summary Compensation Table for a description of how the grant date fair values of the Share and stock option awards were determined.

Outstanding Equity Awards at Fiscal Year-End Table — This table presents information about unvested restricted Share, stock option and performance Share awards held by the named executives on December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Mr. Koch	0	58,590(5)	0	$150.00	02/01/2031	23,870	$5,922,624	47,740	$11,845,249
	20,307	40,613(6)	0	$161.41	02/03/2030
	55,257	27,628(7)	0	$110.79	02/04/2029
Mr. Roche	0	13,755(5)	0	$150.00	02/01/2031	8,590	$2,131,351	11,260	$2,793,831
	4,820	9,640(6)	0	$161.41	02/03/2030
	9,957	4,978(7)	0	$110.79	02/04/2029
	4,149	0	0	$108.72	02/05/2028
Mr. Berlin	0	11,215(5)	0	$150.00	02/01/2031	7,010	$1,739,321	9,190	$2,280,223
	3,928	7,857(6)	0	$161.41	02/03/2030
	10,827	5,413(7)	0	$110.79	02/04/2029
Mr. Shears	0	10,485(5)	0	$150.00	02/01/2031	9,108	$2,259,877	8,540	$2,118,945
	3,637	7,273(6)	0	$161.41	02/03/2030
	3,647	1,823(7)	0	$110.79	02/04/2029
Mr. Selbach	0	8,720(5)	0	$150.00	02/01/2031	3,750	$930,450	7,100	$1,761,652
	0	6,047(6)	0	$161.41	02/03/2030
	0	4,162(7)	0	$110.79	02/04/2029

(1)
The restricted Shares will become vested as follows:

	Number of Shares Becoming Vested On:
Name	May 2, 2022	February 4, 2023	February 2, 2024
Mr. Koch	0	11,260	12,610
Mr. Roche	0	2,670	5,920
Mr. Berlin	0	2,180	4,830
Mr. Shears	2,583	2,015	4,510
Mr. Selbach	0	0	3,750

(2)
Based on the closing market price of a Common Share on December 31, 2021 of $248.12 per Share.

(3)
The number of unearned performance Shares in this column equals the maximum number of performance Shares that may be earned by the named executives for the three-year performance period that will end on December 31, 2023 and the maximum number of performance Shares that may be earned by the named executives for the three-year performance period that will end on December 31, 2022. The performance Shares will be earned based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P MidCap 400 Index® over the three-year performance periods in accordance with the following table:

Relative Total Stockholder Return	Percentage of Performance Shares Earned
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or above	200%

If the Company’s total stockholder return falls between the 25th and 50th percentiles or between the 50th and 75th percentiles, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three-year performance period and will be paid on performance Shares that are earned.
The Company’s 2021 total stockholder return of 57.76% (calculated for this purpose as Share appreciation measured using the average of the closing market prices for a Share for the first 10 and last 10 trading days of the performance period plus dividends) resulted in a ranking for the one-year performance period at the 92.69th percentile. Based on that percentile, 200% of the performance Shares awarded in 2021 would have been earned if the three-year performance period had ended on December 31, 2021. The Company’s 2020 through 2021 total stockholder return of 53.86% resulted in a ranking for the two-year performance period at the 68.80th percentile. Based on that percentile, approximately 175% of the performance Shares awarded in 2020 would have been earned if the three-year performance period had ended on December 31, 2021.
(4)
The amounts in this column equal the number of unearned performance Shares shown in the column to the left multiplied by, in each case, the closing market price of a Common Share on December 31, 2021 of $248.12 per Share. The amounts shown are not necessarily indicative of the amounts that may actually be realized by the named executive officers. The actual amounts realized will be based on the Company’s total stockholder return over the three-year performance periods and the market value of the Shares when the performance Shares are earned.

(5)
The unexercisable stock options will become exercisable at the rate of 33 1∕3% per year on February 2, 2022, February 2, 2023 and February 2, 2024.

(6)
The unexercisable stock options will become exercisable at the rate of 50% per year on February 4, 2022 and February 4, 2023.

(7)
The unexercisable stock options became exercisable on February 5, 2022.

Option Exercises and Stock Vested Table — This table presents information about stock options exercised by the named executives and the number and value of stock awards as to which the named executives became vested during 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Koch	104,555	$10,095,032	47,190	$11,708,783
Mr. Roche	14,426	$1,383,510	8,505	$2,110,261
Mr. Berlin	14,060	$571,762	9,240	$2,292,629
Mr. Shears	10,215	$1,075,629	3,120	$774,134
Mr. Selbach	21,021	$1,818,448	4,740	$1,176,089

(1)
Value realized equals the fair market value of the Shares on the date of exercise less the exercise price.

(2)
Value realized equals the fair market value of: (i) the restricted Shares on the date the vesting restrictions lapsed and the Shares became vested; and (ii) the performance Shares earned for the three-year performance period ended December 31, 2021.

Pension Benefits Table — This table provides the actuarial present value of each named executive’s accumulated benefit under the Retirement Plan and the Supplemental Pension Plan.
The Retirement Plan provides benefits under a cash balance benefit accrual formula. Under the formula, participants accumulate a cash balance benefit based upon compensation credits made annually to the participants’ cash balance accounts. The amount of the compensation credits ranges from 3.0% to 7.5% of total base salary and annual bonus (including amounts deferred under the 401(k) Plan and Section 125 of the Code), depending on each participant’s years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One-Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one-year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 2021 was 4.0%. The Retirement Plan was closed to new participants effective December 31, 2004. No employees hired on or after January 1, 2005 are eligible to participate in the Retirement Plan.
The benefits under the Supplemental Pension Plan are equal to the difference between the benefits that would have been payable under the Retirement Plan without regard to the limitation imposed by the Code on the amount of compensation that may be taken into account under the Retirement Plan or the limitation on participation in the Retirement Plan that became effective on January 1, 2005 and the actual benefits payable under the Retirement Plan as so limited.
Benefits under the Retirement Plan are payable as a monthly annuity or in a lump sum payment. Vested benefits under the Supplemental Pension Plan are payable only in the form of a monthly annuity. The benefits under the Retirement Plan become vested after the executive completes five years of vesting service, or, if earlier, the date the executive terminates employment due to death or disability. The benefits under the Supplemental Pension Plan become vested after the executive completes 10 years of vesting service, or, if earlier, the date the executive terminates employment due to death or disability.
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Mr. Koch	Retirement Plan	N/A	N/A	N/A
	Supplemental Pension Plan	12.92	$995,295	$0
Mr. Roche	Retirement Plan	N/A	N/A	N/A
	Supplemental Pension Plan	3.83	$144,951	$0
Mr. Berlin	Retirement Plan	31.00	$582,164	$0
	Supplemental Pension Plan	31.00	$1,001,839	$0
Mr. Shears	Retirement Plan	36.75	$635,626	$0
	Supplemental Pension Plan	36.75	$684,456	$0
Mr. Selbach	Retirement Plan	N/A	N/A	N/A
	Supplemental Pension Plan	15.75	$474,342	$0

(1)
The amounts presented in this column represent the number of actual years the named executive has been a participant in each plan. None of the named executives have been given credit under the plans for years of service in addition to their actual years of service presented in the table. Messrs. Koch, Roche and Selbach commenced employment after December 31, 2004 and are not eligible to participate in the Retirement Plan.

(2)
Note 15 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for 2021 includes the valuation assumptions and other information relating to the Retirement Plan and the Supplemental Pension Plan.

Nonqualified Deferred Compensation Table — This table provides information about contributions and earnings credited to the accounts of the named executive officers under the Nonqualified Deferred Compensation Plan during 2021.
The Nonqualified Deferred Compensation Plan provides covered employees, including the named executive officers, the opportunity to defer salary, annual incentive compensation, restricted Shares and performance Shares. With respect to compensation that could not be deferred under the 401(k) Plan due to the Code limitations that apply to the 401(k) Plan, the Company provides a matching contribution equal to 100% of the first 4% of base salary and annual incentive compensation deferred under the supplemental 401(k) Plan. Each participant in the supplemental 401(k) Plan may direct the deferrals of base salary or annual incentive compensation and the matching contributions among the different investment options offered by the Company from time to time. The investment options currently include a fixed rate fund and various stock index funds. Any restricted Shares or performance Shares deferred are credited in-kind to the participant’s account. All cash amounts credited to a participant’s account under the supplemental 401(k) Plan are 100% vested and will be paid in a lump sum or installments in accordance with the participant’s election after the participant terminates employment with the Company. Distributions of restricted Shares and performance Shares are made in-kind subsequent to vesting. A participant may also elect to receive one or more in-service distributions. In the event the participant dies or becomes disabled while employed by the Company, terminates employment before attaining the age of 60 or within one year after a change of control of the Company, all restricted Shares and performance Shares will be distributed in-kind and all other amounts credited to the participant’s account will be distributed in a lump sum in accordance with the terms of the Nonqualified Deferred Compensation Plan.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mr. Koch	$51,000	$51,000	$122,230	$341,837	$458,261
Mr. Roche	$33,300	$26,640	$1,125,236	$26,059	$4,022,462
Mr. Berlin	$0	$0	$91,940	$0	$248,120
Mr. Shears	$44,168	$44,168	$648,829	$0	$4,251,005
Mr. Selbach	$22,520	$22,520	$2,081,663	$0	$6,201,343

(1)
All amounts shown in this column are also reported in either the “Salary” or “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
All amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)
The following amounts included in this column are considered “above market” earnings under the SEC rules and are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table: Mr. Roche, $8,114; Mr. Shears, $20,132; and Mr. Selbach, $3,063.

(4)
Of the amounts shown in this column, the following amounts were previously reported as compensation to the named executive officers in the Summary Compensation Table for previous years: Mr. Koch, $439,783; Mr. Roche, $2,209,262; Mr. Shears, $929,529; and Mr. Selbach, $206,532.

Potential Payments Upon Termination or Change of Control Table — This table shows the estimated amounts that would have been payable to the named executive officers listed below under the change of control agreements described on page 31 if a change of control of the Company had occurred on December 31, 2021 and the named executives’ employment with the Company terminated under the terms of their respective change of control agreement immediately thereafter. Footnotes 3, 4 and 5 below also describe vesting of stock options, restricted Shares and performance Shares if the named executives’ employment with the Company had otherwise terminated on December 31, 2021 as result of death, disability, retirement or termination without cause.
Name	Severance Benefit ($)(1)	Continued Participation in Health and Other Welfare Benefit Plans and Fringe Benefits ($)(2)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock ($)(4)	Vesting of Performance Shares ($)(5)	Special Retirement Benefits ($)(6)	Excise Tax Gross Up (Reduction in Payments) ($)(7)	Total ($)
Mr. Koch	$12,974,400	$288,000	$13,064,557	$5,922,624	$11,845,249	$814,896	$11,620,795	$56,530,521
Mr. Roche	$4,939,200	$149,000	$2,869,154	$2,131,351	$2,793,831	$285,360	$0	$13,167,896
Mr. Berlin	$4,273,500	$151,000	$2,525,064	$1,739,321	$2,280,223	$355,313	$0	$11,324,421
Mr. Shears	$4,285,500	$87,000	$1,909,783	$2,259,877	$2,118,945	$494,417	$0	$11,155,522
Mr. Selbach	$0	$0	$1,951,509	$930,450	$1,761,652	$0	$0	$4,643,611

(1)
The severance benefit is equal to three times the named executive’s highest annual compensation (sum of base salary and annual incentive compensation) for any of the years in the three-year period ended December 31, 2021. The severance benefit for Mr. Selbach is phased out based on his attaining age 65 in 2020.

(2)
Estimated value of the named executive’s continued participation in the life, accident and health insurance plans of the Company and receipt of currently provided fringe benefits for three years following termination of employment after a change of control of the Company. These benefits for Mr. Selbach are phased out based on his attaining age 65 in 2020. Excludes estimated amounts for assistance with relocation available to the named executives within two years following termination of employment after a change of control of the Company.

(3)
Value (based on the closing market price of a Common Share on December 31, 2021 of $248.12 per Share) of unvested in-the-money stock options under all outstanding stock option awards. The stock options would also become fully vested in the event the named executive dies or becomes disabled while employed by the Company or retires from employment with the Company at or after attaining age 65, under which, in both such cases, the stock options remain exercisable until the expiration of the 10-year term of the options. If the Company terminates the employment of the named executive without cause (and, in the case of Mr. Shears, upon his retirement before age 65), the stock options will continue to become exercisable in accordance with the vesting schedule set forth in the award agreement and remain exercisable until the expiration of the 10-year term of the options.

(4)
Value (based on the closing market price of a Common Share on December 31, 2021 of $248.12 per Share) of unvested restricted Shares under all outstanding restricted Share awards. The restricted Shares would also become fully vested in the event the named executive dies or becomes disabled while employed by the Company, upon the named executive’s retirement at or after age 65 (and, in the case of Mr. Shears, upon his retirement before age 65), or if the Company terminates the employment of the named executive without cause.

(5)
Value (based on the closing market price of a Common Share on December 31, 2021 of $248.12 per Share) of the maximum number of performance Shares under all outstanding performance Share awards. In the event the named executive dies or becomes disabled while employed by the Company, retires from employment with the Company at or after attaining age 65 (and, in the case of Mr. Shears, upon his retirement before age 65) or the Company terminates the employment of the named executive without cause, the performance Shares will remain outstanding and will be earned following the end of the performance period based on the Company’s performance during the performance period applicable to the performance Shares.

(6)
Approximate amount of total retirement benefits from all Company plans the named executive would have received had he continued in the employ of the Company for three years following termination of employment after a change of control of the Company. These benefits for Mr. Selbach are phased out based on his attaining age 65 in 2020.

(7)
If any payments to Messrs. Koch, Berlin or Selbach are considered excess “parachute payments” under Section 280G of the Code and the amount of the excess is more than 15% of the total parachute payment, the Company is required to provide a tax gross up for the excise taxes he would be required to pay with respect to the payments. In September 2012, the Compensation Committee determined that any future change of control agreements would not provide any tax gross up for excise taxes assessed against any excess parachute payments. Mr. Roche and Mr. Shears are not entitled to any tax gross up for excess parachute payment excise taxes.

Following termination of employment, the named executive officers receive retirement benefits and nonqualified deferred compensation benefits under the Retirement Plan, the Supplemental Pension Plan, the Nonqualified Deferred Compensation Plan and the supplemental 401(k) Plan. The value of those benefits as of December 31, 2021 is set forth in the sections above entitled “Pension Benefits Table” and “Nonqualified Deferred Compensation Table.” There are no special or enhanced benefits provided under those plans in connection with a change of control of the Company, except if a named executive officer terminates employment within one year after a change of control, all amounts credited to the named executive officer’s account under the supplemental 401(k) Plan will be distributed in a lump sum even if the officer had previously elected to be paid in installments.

G.
Pay Ratio Disclosure

The SEC rules require the Company to disclose annually: (i) the median annual total compensation of all employees of the Company (excluding Mr. Koch, the Company’s principal executive officer); (ii) the annual total compensation of Mr. Koch; and (iii) the ratio of Mr. Koch’s annual total compensation to the median annual total compensation of all other employees.
Based on the methodology and material assumptions described below, the Company has estimated these amounts to be as follows:
Median annual total compensation of all employees (excluding Mr. Koch)	$48,224
Annual total compensation of Mr. Koch	$11,042,404
Ratio of Mr. Koch’s annual total compensation to the median annual total compensation of all other employees	229:1
To determine the median employee in 2021, the Company compiled a list of all employees (excluding Mr. Koch) as of December 31, 2021, sorted the list of employees by their annualized gross compensation rates as of December 31, 2021 and selected the employee with the median annualized gross compensation amount. The Company did not include in the compensation rates the value of certain Company-provided benefits such as medical and life insurance benefits. As of December 31, 2021, the Company employed 10,800 persons, of which 4,569 employees were employed in foreign countries. The compensation of employees in foreign countries was converted to an equivalent U.S. dollar amount using foreign exchange rates on December 31, 2021.
The annual total compensation of Mr. Koch is the total amount of his compensation presented in the Summary Compensation Table on page 32. The Company calculated the annual total compensation of the median employee using the same rules applicable to the completion of the Summary Compensation Table for Mr. Koch and the other named executives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Robin J. Adams, Robert G. Bohn, Gregg A. Ostrander, Corrine D. Ricard, Lawrence A. Sala and Jesse G. Singh served on the Compensation Committee in 2021. Mr. Sala no longer served on the Compensation Committee following his retirement from the Board on May 4, 2021. None of the directors who served on the Compensation Committee in 2021 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries since the beginning of 2021 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During 2021, none of the Company’s executive officers served as a director or a member of the compensation committee (or other committee performing equivalent functions) of any other entity of which an executive officer of such other entity served on the Board or its Compensation Committee.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for 2021.
CARLISLE COMPANIES INCORPORATED
COMPENSATION COMMITTEE
Robin J. Adams, Chairman
Robert G. Bohn
Gregg A. Ostrander
Corrine D. Ricard
Jesse G. Singh

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of six non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which is reviewed annually by the committee.
The Audit Committee has the sole authority to appoint and terminate the engagement of the Company’s independent registered public accounting firm. The Audit Committee also reviews the arrangements for and the results of the independent registered public accounting firm’s examination of the Company’s books and records, the Company’s internal accounting control procedures, the activities and recommendations of the Company’s internal auditors, and the Company’s accounting policies, control systems and compliance activities. The Board has determined that the Audit Committee has at least one “audit committee financial expert” as defined by the SEC rules, including James D. Frias, Chairman of the Audit Committee. Below is a report on the Audit Committee’s activities relating to 2021.
Review of Audited Consolidated Financial Statements with Management
The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for 2021.
Review of Audited Consolidated Financial Statements and Other Matters with Independent Registered Public Accounting Firm
The Audit Committee has discussed with the Company’s independent registered public accounting firm the audited consolidated financial statements and the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. In concluding that such firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by such firm were compatible with its independence. See “Fees Paid to Independent Registered Public Accounting Firm” below.
Recommendation that Audited Consolidated Financial Statements be Included in Annual Report
Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2021 be included in the Company’s Annual Report on Form 10-K for such year.
CARLISLE COMPANIES INCORPORATED
AUDIT COMMITTEE
James D. Frias, Chairman
Robin J. Adams
Jonathan R. Collins
Maia A. Hansen
Corrine D. Ricard
Jesse G. Singh

PROPOSAL 2:
ADOPTION OF AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION
A.   Background and Current Voting Provisions
As discussed more fully under “Voting Rights and Procedures” beginning on page 1, the Company’s Restated Certificate of Incorporation currently provides that holders of Shares that satisfy certain criteria are entitled to five votes per Share (the “Enhanced Voting Provisions”). In particular, the Enhanced Voting Provisions entitle stockholders to five votes per Share for each Share that they have beneficially owned continuously for over four years. The Enhanced Voting Provisions also provide five votes per Share for holders of Shares issued from the treasury (other than in connection with the exercise of stock options) unless the Board determined otherwise at the time of authorizing such issuance.
The Company’s Enhanced Voting Provisions have been in place since 1986 and were approved by the Board and the Company’s stockholders at that time as part of a corporate reorganization. These provisions were originally designed to support the Board’s commitment to enhance the influence of long-term stockholders, discourage short-term stockholder strategies (including the possibility of “greenmail,” in which a party acquires a significant block of Shares with the intention of seeking to have the Board cause the Company to repurchase those Shares at a premium) and encourage persons seeking to take over control of the Company to negotiate the proposed transaction with the Board.
After careful consideration and for the reasons described below, the Board has determined that it would be advisable and in the best interests of the Company and its stockholders to amend the Company’s Restated Certificate of Incorporation to eliminate the Enhanced Voting Provisions. On February 8, 2022, the Board approved the form of amendment to the Company’s Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement (the “Charter Amendment”). The Charter Amendment would eliminate all of the Enhanced Voting Provisions and provide that stockholders are entitled to one vote for each outstanding Share held.
The Board is now recommending that the stockholders adopt the Charter Amendment to eliminate the Enhanced Voting Provisions.
B.   Reasons for the Charter Amendment
The Board is committed to strong corporate governance and recognizes that the elimination of the Enhanced Voting Provisions would be consistent with generally held views of good corporate governance. The elimination of the Enhanced Voting Provisions would bring the Company in line with the vast majority of other public companies that have a one share, one vote voting structure and align the Company’s corporate governance structure with best practice in terms of the Company’s voting structure and stockholder rights. In addition, influential groups such as Institutional Shareholder Services and Glass Lewis generally disfavor enhanced voting rights for any group of stockholders.
In connection with its recommendation of the adoption of the Charter Amendment, the Board also considered the following factors:
•
The Charter Amendment Fully Aligns Voting Power with Economic Ownership.   Under the Enhanced Voting Provisions, the economic interests of the Company’s stockholders may be different than their voting power. If the Charter Amendment is adopted, all holders of Shares will have voting power aligned with their economic ownership, and any disparity between voting power and economic ownership will be eliminated.

•
The Charter Amendment Reduces Confusion Over the Distribution of Voting Power.   The Board believes that the elimination of the Enhanced Voting Provisions will reduce confusion over the distribution of voting power among the Company’s stockholders. Currently, all Shares held in street name are presumed to be entitled to only one vote per Share unless this presumption is rebutted by providing evidence to the contrary to the Company. As a result, from time to time, there has been confusion among the Company’s stockholders regarding their voting power relative to other stockholders of the Company. In addition, because stockholders who hold shares in street name have until the date of the meeting to rebut the presumption that their Shares are entitled to only one vote per Share, it is impossible to know in advance of the meeting exactly how many votes are eligible to be cast, creating confusion for both the Company and stockholders alike.
•
The Charter Amendment Reflects the Reduced Frequency of Time-Phased Voting Structures.   The Company is aware of only two other U.S. public companies that maintain time-phased voting structures. While time-phased voting rights were more prevalent in the 1980s when the Company’s Enhanced Voting Provisions were adopted, most companies that had time-phased voting structures have since eliminated these voting structures and have recognized a one share, one vote standard as best practice.

•
The Charter Amendment Reduces Administrative Burdens on the Company.   Each year, the Company, its transfer agent and the banks, brokers and other nominees who hold Shares in street name on behalf of their beneficial owners must administer the Enhanced Voting Provisions and calculations to determine the total number of votes held by the Company’s stockholders. As discussed more fully under “Voting by Proxy and Confirmation of Beneficial Ownership” beginning on page 56, for stockholders who hold their Shares in street name, the Company currently relies on a self-certification process for determining which Shares are entitled to five votes per Share. This self-certification process requires further review of each proxy to determine if a stockholder has certified that they are entitled to five votes per Share. The Enhanced Voting Provisions add increased complexity that requires additional time and cost to manage and implement right up to the date of the stockholders’ meeting.

C.   Description of the Charter Amendment
The Board has adopted and determined advisable, and recommends that stockholders adopt, the Charter Amendment. If the Charter Amendment is adopted, each holder of Shares would be entitled to one vote for each Share (regardless of the length of time such Shares have been beneficially owned or whether they were issued from the treasury) with respect to matters properly submitted to the stockholders for their vote, consent, waiver, release or other action. The full text of the Charter Amendment is set forth in Appendix A. The description of the Charter Amendment is qualified in its entirety by reference to Appendix A.
If the Company’s stockholders adopt the Charter Amendment, it will become effective upon its filing with the Secretary of State of the State of Delaware, which the Company plans to do promptly after the Annual Meeting.
If the Company’s stockholders do not adopt the Charter Amendment, the Enhanced Voting Provisions will remain in effect.
D.   Additional Effects of the Charter Amendment
Although the Board believes that the adoption of this proposal is in the best interests of the Company and its stockholders, the Board recognizes that there are disadvantages to stockholders who currently have Shares that qualify for five votes per Share or who anticipate holding Shares that qualify for five votes per Share in the near future. If this proposal is adopted by the requisite vote, those stockholders who are (or would be) entitled to cast five votes per Share will experience an immediate dilution of their voting power. This will reduce the ability of these stockholders to influence the outcome of most matters submitted to a vote of stockholders, including director elections, amendments to the Restated Certificate of Incorporation, mergers or other extraordinary transactions that may involve a change of control of the Company, or other proposals of the Board or stockholders. On the other hand, holders of one-vote Shares will experience an increase in their relative voting power.
If the proposal is adopted, the Company may be more susceptible to a takeover bid or other hostile actions because less voting control will be vested in long-term holders (including the Company’s directors and executive officers) of the Shares. However, the Board believes that there are other more appropriate mechanisms that can be utilized by the Board to protect the interests of the Company’s stockholders consistent with the Board’s fiduciary duties under Delaware law.
The Board does not expect that the liquidity or trading price of the Shares will be adversely affected as a result of the elimination of the Enhanced Voting Provisions.
The Board of Directors recommends that you vote “FOR” adoption of the Charter Amendment to eliminate the Enhanced Voting Provisions. Unless otherwise specified, proxies will be voted “FOR” the adoption of the Charter Amendment to eliminate the Enhanced Voting Provisions.

PROPOSAL 3:
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2017. The Audit Committee reviewed and discussed the performance of Deloitte & Touche LLP for 2021 prior to its appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022.
The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022 is not required by the Company’s Amended and Restated Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Deloitte & Touche LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022.
A.   Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements for 2021 and 2020 and fees billed for other services rendered by Deloitte & Touche LLP during those periods:
	2021 ($)	2020 ($)
Audit Fees(1)	$4,898,701	$4,798,389
Audit-Related Fees	$137,175	$115,541
Tax Fees(2)	$39,039	$631,729
All Other Fees	$0	$0

(1)
Audit Fees consist of the aggregate fees billed for the respective year for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim consolidated financial statements, statutory audits and related services.

(2)
Tax Fees consist of the aggregate fees billed for the respective year for professional services rendered by the independent registered public accounting firm for tax compliance, consulting and advisory services.

B.   Audit Committee Pre-Approval of Audit and Non-Audit Services
All audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm are subject to a pre-approval requirement of the Audit Committee. These services may include audit services, audit-related services, tax services and other services. All such services provided in 2021 were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence.

The Audit Committee has delegated to the Chairman of the Audit Committee pre-approval authority with respect to certain permissible non-audit services. The Chairman’s pre-approval authority is limited to engagements costing no more than $200,000 in the aggregate and any such engagements pre-approved by the Chairman shall be presented to the full Audit Committee at its next regularly scheduled meeting.

PROPOSAL 4:
APPROVAL OF THE COMPANY’S
AMENDED AND RESTATED INCENTIVE COMPENSATION PROGRAM
A.   Background
The Company currently maintains the Carlisle Companies Incorporated Incentive Compensation Program, as amended and restated effective January 1, 2019 (the “2019 Program”), under which the Company may award stock options and other equity-based incentives to the Company’s directors, officers, employees or consultants. The 2019 Program was originally approved by the Company’s stockholders in 1988. The Company’s stockholders subsequently approved increases in the number of Shares available for issuance under the 2019 Program in 2009, 2012 and 2015. As of December 31, 2021, 1,079,913 Shares remained available for issuance under the 2019 Program, and 781,337 of those Shares were available for grant as restricted Shares, performance Shares or other “full value” awards.
The Compensation Committee and the Board of Directors have unanimously approved, subject to stockholder approval, an amendment and restatement of the 2019 Program (such amendment and restatement, the “2022 Program”) to increase the total number of Shares available for issuance by an additional 1,200,000 Shares such that a total of 2,279,913 Shares will be available for issuance under the 2022 Program. Under the 2022 Program, the number of Shares available for grant as restricted Shares, performance Shares or other “full value” awards will remain unchanged at 781,337 Shares.
The Board of Directors believes that performance-based annual incentive awards, stock options and other equity incentives play a key role in the Company’s ability to recruit, reward and retain directors, officers, employees and consultants. Equity awards encourage stock ownership and link the interest of the Company’s stockholders with directors, officers, employees and consultants who have the ability to enhance the value of the Company. Therefore, the Board recommends that the stockholders approve the 2022 Program.
Approval of this proposal requires the affirmative vote of a majority of the total votes of all Shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Shares voted for the proposal and Shares represented by returned proxies that do not contain instructions will be counted as Shares cast for the proposal. Shares will be counted as cast against the proposal if the Shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be treated as Shares entitled to vote. For voting purposes, stockholders whose Shares are held by banks or brokers or in nominee name are requested to confirm to the Company how many of the Shares they owned as of the record date were entitled to five votes per Share. If no confirmation of beneficial ownership is received from a stockholder prior to the Annual Meeting, it will be deemed by the Company that the stockholder will be entitled to one vote for each Share. See “Voting by Proxy and Confirmation of Beneficial Ownership” beginning on page 56.
B.   Summary of the 2022 Program
The principal features of the 2022 Program are summarized below. This summary is qualified in its entirety by reference to the full text of the 2022 Program, which is attached as Appendix B to this Proxy Statement.
Plan Administration
The 2022 Program will be administered by the Compensation Committee, which has authority to select the persons eligible to receive awards, determine the types of awards and number of Shares to be awarded, and set the terms, conditions and provisions of the awards consistent with the 2022 Program. The 2022 Program allows the Company’s Chief Executive Officer to approve off cycle grants of stock-based awards to employees other than Section 16 officers for limited purposes and subject to volume limits approved by the Compensation Committee. The Compensation Committee has the discretionary authority to resolve any questions arising under the 2022 Program.
The 2022 Program provides that no member of the Board of Directors, the Compensation Committee or any employee of the Company will be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the 2022 Program. The Company will indemnify each such person for any liability or expense (including attorneys’ fees) resulting from any action, suit or proceeding to which such person may be a party by reason of any action taken or omitted to be taken under the 2022 Program.
Eligibility
Any director, officer, employee or consultant of the Company or its affiliates selected by the Compensation Committee will be eligible for participation in the 2022 Program.
Equity-Based Incentive Awards
Stock Options.   The Compensation Committee may grant stock options, which entitle the participant to purchase Shares at a price equal to or greater than their fair market value on the date of grant. Stock options may include incentive stock options, non-qualified stock options, or any combination thereof. Among other limitations, each grant must specify the period of continuous service that is necessary before the stock option becomes exercisable and may specify “management objectives” that must be achieved as a condition to exercise the option. No stock option may be exercisable more than 10 years from the date or grant or provide for the payment of dividend equivalents to the holder of the option. The Compensation Committee may modify any option award to extend the period following termination of a participant’s employment with the Company during which such award will remain outstanding and exercisable, provided that no such extension shall result in any award being exercisable more than 10 years from the date of grant.
Restricted Shares and Units.   The Compensation Committee may issue or transfer Shares under a restricted Share or restricted Share unit grant. Among other limitations, any such grants to participants must set forth a restricted period of at least one year during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. The Compensation Committee may provide for the earlier termination of the restricted period in the event of retirement, death or disability, or in the case of hardship or other special circumstances of a participant. Restricted Shares and restricted Share units may also be subject to “management objectives” that, if achieved, will result in termination or early termination of the restrictions applicable to the Shares or units. A restricted Share or restricted Share unit grant may require that any dividends paid with respect to the Shares or units be deferred and reinvested in additional Shares or units subject to the same restrictions as the underlying award.
Appreciation Rights.   The Compensation Committee may also grant appreciation rights, which represent the right to receive from the Company an amount determined by the Compensation Committee and expressed as a percentage (not exceeding 100%) of the difference between the base price established for the appreciation rights and the market value of the Shares on the date of exercise. Among other limitations, each appreciation right must have a base price that is not less than the fair market value of the Shares on the date of grant and may specify a waiting period before the appreciation right becomes exercisable. Appreciation rights may specify that the amount payable on exercise may be paid in cash, in Shares or in any combination thereof, and appreciation rights may specify “management objectives” that must be achieved as a condition to the exercise of the appreciation right. No appreciation right may be exercisable more than 10 years from the date of grant or provide for the payment of dividend equivalents.
Performance Shares and Units.   A performance unit is the equivalent of $1.00 and a performance Share is the equivalent of one Share. Among other limitations, performance units and Shares will be earned based on the Company’s achievement of one or more “management objectives” that must be met within a specified period of not less than one year commencing on the first day of the calendar year of the date of grant (the “performance period”). At the end of the performance period, a determination will be made regarding the extent to which the “management objectives” have been met. To the extent earned, the performance units or performance Shares will be paid to the participant at the time and in the manner determined by the Compensation Committee in Shares. The Compensation Committee may provide that the performance periods of any performance Shares granted to a participant shall not be terminated, and such performance Shares shall not be forfeited, upon the retirement, death or disability, or in the case of hardship or other special circumstances, of the participant. The grant may provide for the payment of dividend equivalents in cash or in Shares, provided such dividend equivalents shall be paid only if the performance units or performance Shares with respect to which such dividend equivalents are payable are earned.

Incentive Awards.   Incentive awards may be made to participants based on the Company’s achievement of one or more “management objectives” that must be met within a specified period (the “performance period”). Following the completion of a performance period, a determination will be made regarding the extent to which the “management objectives” have been met. No incentive award may be paid without a determination that the performance objectives have been met.
Other Awards.   Other awards may be granted that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Shares. In addition, cash awards may also be granted as an element of, or as a supplement to, any other award granted under the 2022 Program.
Management Objectives
The Program requires that the Compensation Committee establish “management objectives” for purposes of annual incentive awards and awards of performance Shares and performance units. When so determined by the Compensation Committee, stock options, appreciation rights, restricted Shares and units, and dividend equivalents may also specify management objectives. Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other corporations. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Recoupment of Awards
The Compensation Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any Shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation Committee.
Transferability
Restricted Shares and units, performance Shares and units, stock options, appreciation rights and other derivative securities awarded under the 2022 Program generally will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the 2022 Program may provide that any Shares issued or transferred to a participant as a result of the award will be subject to further restrictions upon transfer.
Change of Control
Except as otherwise provided in an agreement between the Company and a participant, upon termination of an employee participant’s employment by the Company without “cause,” or by a participant for “good reason,” each as defined in the 2022 Program, within a period of three years following the occurrence of a “change of control,” as defined in the 2022 Program, each unexpired stock option and appreciation right held by the participant will become exercisable in full, all restrictions on restricted Shares and restricted Share units held by the participant will lapse and all management objectives of all performance Shares, performance units and other awards held by the participant will be deemed to have been fully earned at the maximum performance level.
Shares Available for Awards; Award Limitations; Changes in Capitalization
Subject to adjustment as provided below, the aggregate number of Shares that may be delivered pursuant to awards granted under the 2022 Program would be 2,279,913 Shares, and 781,337 of those Shares were available for grant as restricted Shares, performance Shares or other “full value” awards. Such Shares may be original issue Shares, treasury Shares or a combination of original issue and treasury Shares.
The Compensation Committee may adopt reasonable counting procedures to ensure appropriate counting of the number of Shares available under the 2022 Program or in any award granted under the

2022 Program if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an award. Shares subject to an award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of Shares to the participant will again be available for awards. Shares withheld in payment of the exercise price or taxes relating to an award, and Shares surrendered in payment of any exercise price or taxes relating to an award, will be considered delivered to the participant and will not be available for awards under the 2022 Program. In addition, if the amount payable upon exercise of an appreciation right is paid in Shares, the total number of Shares subject to the appreciation right will be considered delivered to the participant (regardless of the number of Shares actually paid to the participant) and will not be available for awards under the 2022 Program.
In the event of any change in the number of outstanding Shares by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of Shares or otherwise, the aggregate number of Shares with respect to which awards may be made under the 2022 Program, and the terms, types of Shares and number of Shares of any outstanding awards under the 2022 Program, will be equitably adjusted by the Compensation Committee in its discretion to preserve the intended benefit of the award for the Company and the participant. In the event of any such corporate transaction, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2022 Program such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards that are being replaced.
Amendment and Termination
The Board of Directors may at any time further amend the 2022 Program; provided, however, that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the New York Stock Exchange will not be effective unless and until such approval has been obtained. The 2022 Program specifically prohibits the re-pricing or repurchase of stock options or appreciation rights without stockholder approval. In addition, the 2022 Program provides that, without stockholder approval, neither the Committee nor the Board of Directors can authorize any option grant to provide for “reload” rights (i.e., the automatic grant of stock options to the participant upon the exercise of options using Shares or other equity).
No grants under the 2022 Program may be made after December 31, 2024, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2022 Program.
C.   United States Federal Income Tax Consequences
The following is a summary of certain of the United States Federal income tax consequences of certain transactions under the 2022 Program. This summary is not intended to be complete and does not describe non-U.S., state or local tax consequences.
Tax Consequences to Participants
Incentive Awards.   A participant will recognize ordinary income for the full amount of an incentive award under the 2022 Program when the award is paid to the participant.
Non-qualified Stock Options.   No income will be recognized by an optionee upon the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of a sale of Shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.
Incentive Stock Options.   No income will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the Shares on the exercise date over the option price will be included in the optionee’s income for purposes of the alternative minimum tax. If Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such Shares to the optionee, then upon sale of the Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or if less, the amount realized on the disposition of the Shares in a sale or exchange) over the option price paid for the Shares. Any further gain (or loss) realized by the optionee generally will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.
Appreciation Rights.   No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.
Performance Units and Performance Shares.   No income will be recognized upon the grant of performance units or performance Shares. Upon earn-out of performance units or performance Shares, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.
Restricted Shares.   The recipient of restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted Shares (reduced by an amount, if any, paid by the participant for the restricted Shares) at such time as the Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a participant who makes an election under Section 83(b) of the Code within 30 days of the date of receipt of the Shares will have taxable ordinary income on the date of receipt of the Shares equal to the excess of the fair market value of the Shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted Shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
Restricted Share Units.   No income will be recognized by a participant in connection with the grant of a restricted Share unit. When the unit is settled, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on settlement.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction, subject to limitations imposed by the Code (including those imposed by Section 162(m) of the Code).
D.   Future Benefits Under the 2022 Program
The Compensation Committee has made no determination as to future grants or awards under the 2022 Program. However, the Compensation Committee intends to make future incentive, stock option, restricted Share and unit, and performance Share and unit awards under the 2022 Program consistent with past practice.
E.   Prior Benefits Under the 2019 Program
The following table summarizes awards granted during 2019, 2020 and 2021 under the 2019 Program:

		Type of Award
Year	Grantee	Stock Options	Restricted Shares/Units	Performance Shares*
2019	CEO	82,885	15,730	15,730
	Named Executive Officers (other than CEO)	49,130	9,325	9,325
	Other Employees	328,235	33,359	27,220
	Non-Employee Directors	—	13,244	—
	Total	460,250	71,658	52,275
2020	CEO	60,920	11,260	11,260
	Named Executive Officers (other than CEO)	46,225	8,540	8,540
	Other Employees	287,970	36,533	25,307
	Non-Employee Directors	—	20,971	—
	Total	395,115	77,304	45,107
2021	CEO	58,590	12,610	12,610
	Named Executive Officers (other than CEO)	44,175	19,010	9,505
	Other Employees	259,775	34,466	32,430
	Non-Employee Directors	—	6,692	—
	Total	362,540	72,778	54,545

*
The number of performance Shares in this column equals the target number of performance Share units that were awarded. The actual number of performance Shares earned may be as low as 0% and as high as 200% based on the total return to the Company’s stockholders (Share appreciation plus dividends) relative to the total stockholder return of the companies comprising the S&P 400 MidCap Index® over three-year performance periods.

F.
Overhang and Burn Rate

In connection with its consideration of the 2022 Program, the Company reviewed the dilutive effect of the Company’s equity compensation on its stockholders (sometimes called “overhang”). For the purpose of calculating the overhang, the Company uses “fully diluted overhang,” which equals Amount A divided by Amount B. Amount A equals the sum of the number of outstanding stock options, unvested restricted Shares and Share units, unearned performance Shares, and Shares available for future grants under the 2022 Program. Amount B equals the sum of the number Shares outstanding and Amount A. As of December 31, 2021: (i) the number of outstanding stock options, unvested restricted Shares and Share units and unearned performance Shares was approximately 1,653,000; (ii) the Shares available for future grants under the 2022 Program (assuming approval by the stockholders) would be 2,279,913; and (iii) the number of Shares of common stock outstanding was 52,241,721. As of December 31, 2021, assuming approval of the 2022 Program, the total overhang would be approximately 7.0%.
The Company also reviewed the rate at which the Company grants equity awards relative to its weighted-average number of Shares outstanding (sometimes referred to as the “burn rate”). Over the past three fiscal years (2019 through 2021), the annual burn rate has averaged approximately 1.0%.
The Board of Directors recommends that you vote “FOR” approval of the 2022 Program. Unless otherwise specified, proxies will be voted “FOR” the approval of the 2022 Program.

PROPOSAL 5:
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company’s named executive officers, which is described in the “Compensation Discussion and Analysis” section of this Proxy Statement. This vote is not intended to address any specific item or element of compensation or the compensation of any particular officer, but rather the overall compensation of the Company’s named executive officers and the philosophy, principles and policies used to determine compensation.
Stockholders were most recently asked to approve the compensation of the Company’s named executive officers at the Company’s 2021 Annual Meeting of Stockholders, and stockholders approved the Company’s named executive officer compensation with approximately 91% of the votes represented at the meeting and entitled to vote cast in favor of a resolution approving the compensation earned by the named executive officers in 2020. At the Company’s 2017 Annual Meeting of Stockholders, stockholders were asked to indicate whether future advisory say-on-pay votes should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2017 Annual Meeting of Stockholders a majority of the votes cast were in favor of an annual advisory vote, the Board adopted a policy that the Company will include an advisory say-on-pay vote in the Company’s proxy materials on an annual basis until the next required advisory stockholder vote on the frequency of advisory say-on-pay votes, which will occur no later than the Company’s 2023 Annual Meeting of Stockholders.
The compensation program for the Company’s named executive officers is based on the following guiding principles:
•
Provide competitive total direct compensation opportunity;

•
Reward performance that is consistent with key strategic and stockholder goals;

•
Balance performance measures and, where appropriate, emphasize overall corporate, operating business and division performance;

•
Serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance; and

•
Be transparent, simple to administer and easy to communicate.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to comply with these principles.
At the Annual Meeting, the Company’s stockholders will have the opportunity to endorse or not endorse the compensation of the named executive officers through a non-binding vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion, is hereby approved.
This vote is advisory, which means that the stockholder vote on this proposal will not be binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.
The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers in 2021 as disclosed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers in 2021 as disclosed in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR
THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders must be in writing and received by the Company not later than November 22, 2022. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.
In addition, any stockholder proposal (other than nominations for directors, which are discussed more fully under “Corporate Governance — Director Nominations by Stockholders” beginning on page 17) intended to be presented at the 2023 Annual Meeting of Stockholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders, must be received by the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254, either in person or by U.S. certified mail, postage prepaid, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of the Company’s Amended and Restated Bylaws (other than proposals submitted pursuant to Rule 14a-8 or nominations for directors) must be received not earlier than January 4, 2023 and not later than February 3, 2023. However, in the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 4, 2023, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in the Company’s Amended and Restated Bylaws. A copy of the Company’s Amended and Restated Bylaws may be obtained by writing to the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254.

VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP
Whether or not you plan to attend the Annual Meeting, please follow the instructions shown on the Notice of Availability of Proxy Materials (or proxy card if you received or request one) to vote your Shares by proxy to ensure that your Shares are represented at the Annual Meeting. Shares represented by a valid proxy received and not revoked before the Annual Meeting will be voted as specified.
You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by: (i) submitting a written notice of revocation to the Company’s Secretary at Carlisle Companies Incorporated, 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254; (ii) delivering a proxy bearing a later date via the Internet, by telephone or by mail until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your Shares in street name and you have instructed your bank, broker or other nominee to vote your Shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.
The number of votes that each stockholder will be entitled to cast at the Annual Meeting will depend on when the Shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder’s Shares.
Stockholders whose Shares are held by banks or brokers or in nominee name are requested to confirm to the Company how many of the Shares they owned as of March 9, 2022 were beneficially owned before March 9, 2018, entitling such stockholder to five votes per Share, and how many were acquired on or after March 9, 2018, entitling such stockholder to one vote per Share. If no confirmation of beneficial ownership is received from a stockholder prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all such Shares was effected on or after March 9, 2018, and the stockholder will be entitled to one vote for each Share. If a stockholder provides incorrect information, he or she may provide correct information at any time prior to the voting of his or her Shares at the Annual Meeting.
The Notice of Availability of Proxy Materials is being furnished to stockholders of record on March 9, 2022 whose Shares on the records of the Company show the following:
(i)
that such stockholder had beneficial ownership of such Shares before March 9, 2018, and there has been no change since that date, thus entitling such stockholder to five votes for each Share;

(ii)
that beneficial ownership of such Shares was effected on or after March 9, 2018, thus entitling such stockholder to one vote for each Share; or

(iii)
that the dates on which beneficial ownership of such Shares were effected are such that such stockholder is entitled to five votes for some Shares and one vote for other Shares.

Printed on the Notice of Availability of Proxy Materials (or proxy card if you received or request one) for each individual stockholder of record is the number of Shares for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.
Stockholders of record are urged to review the number of Shares shown on their Notice of Availability of Proxy Materials (or proxy card if they received or request one) in the five-vote and one-vote categories. If the number of Shares shown in a voting category is believed to be incorrect, the stockholder should notify the Company in writing of that fact and either mail the notice directly to the Company at the address indicated above or enclose the notice along with the proxy card (if the stockholder received or requests one) in the postage-paid envelope provided. The stockholder should identify the Shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three business days prior to the Annual Meeting or the stockholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Company’s Restated Certificate of Incorporation states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of Shares. Stockholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Appendix B to this Proxy Statement for those exceptions.
By resolution duly adopted by the Board of Directors pursuant to subparagraph B of Article FOURTH of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a stockholder is entitled:
(i)   The Company may accept the written and signed statement of a stockholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the stockholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of Shares as to which such stockholder is entitled to exercise five votes or one vote.
(ii)   In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company’s Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.
(iii)   Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a stockholder at any time but must be furnished at least three business days prior to any meeting of stockholders at which such Shares are to be voted for any change to be effective at such meeting.
HOUSEHOLDING
The SEC has adopted rules permitting companies to mail one proxy statement and annual report, or notice of availability of proxy materials, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company has not implemented householding with respect to its stockholders of record; however, a number of brokerage firms have instituted householding that may impact certain beneficial owners of Shares held in street name. If members of your household have multiple accounts through which they hold Shares, you may have received a householding notification from your bank, broker or other nominee.
Please contact your bank, broker or other nominee directly if you have any questions or wish to revoke your decision to household or to receive an additional copy of this Proxy Statement, the 2021 Annual Report to Stockholders or the Notice of Availability of Proxy Materials for members of your household.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any Shares represented by proxy in their discretion.
By Order of the Board of Directors,
/s/ Scott C. Selbach
Scott C. Selbach Vice President, Secretary and General Counsel
Dated: March 22, 2022

Appendix A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CARLISLE COMPANIES INCORPORATED
~~(Pursuant to Section 245 of the~~
~~General Corporation Law of the State of Delaware)~~
~~CARLISLE COMPANIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:~~
~~1.   The name of the corporation is CARLISLE COMPANIES INCORPORATED.~~
~~2.    The corporation was originally incorporated under the name CARLISLE COMPANIES, INC., and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 28, 1986.~~
~~3.   This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation’s Certificate of Incorporation, as theretofore amended or supplemented or restated, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.~~
~~4.   The text of the corporation’s Certificate of Incorporation, as heretofore amended or supplemented or restated, is hereby restated to read in its entirety as follows:~~
FIRST:   The name of the corporation is:   CARLISLE COMPANIES INCORPORATED (the “Corporation”).
SECOND:   The address of the registered office of the Corporation in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, in the County of New Castle.The name of its registered agent at such address is The Corporation Trust Company.
THIRD:   The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:
To conduct any lawful business and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
FOURTH:   A.   The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred and Five Million (205,000,000) shares, divided into two (2) classes as follows:
(i)   Two Hundred Million (200,000,000) shares, each to be of the par value of one dollar ($1.00), and to be designated as Common Stock; and,
(ii)   Five Million (5,000,000) shares, each to be of the par value of one dollar ($1.00), and to be designated as Preferred Stock.
B.   ~~(i)~~ Each outstanding share of Common Stock shall entitle the holder thereof to ~~five~~one (~~5~~1) ~~votes~~vote on each matter properly submitted to the stockholders of the Corporation for their vote, waiver, release or other action~~; except that no holder of outstanding shares of Common Stock shall be entitled to exercise more than one (1) vote on any such matter in respect of any share of Common Stock with respect to which there has been a change in beneficial ownership during the four (4) years immediately preceding the date on which a determination is made of the stockholders of the Corporation who are entitled to vote or to take any other action.~~.

~~(ii)   A change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred whenever a change occurs in any person or persons who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise has or shares any of the following:~~
~~(a)   Voting power, which includes, without limitation, the power to vote or to direct the voting power of such share of Common Stock.~~
~~(b)   Investment power, which includes, without limitation, the power to direct the sale or other disposition of such share of Common Stock.~~
~~(c)   The right to receive or to retain the proceeds of any sale or other disposition of such share of Common Stock.~~
~~(d)   The right to receive or to retain any distributions, including, without limitation, cash dividends, in respect of such share of Common Stock.~~
~~(iii)   Without limiting the generality of the foregoing section (ii) of this subparagraph B, the following events or conditions shall be deemed to involve a change in beneficial ownership of a share of Common Stock:~~
~~(a)   In the absence of proof to the contrary provided in accordance with the procedures set forth in section (v) of this subparagraph B, a change in beneficial ownership shall be deemed to have occurred whenever an outstanding share of Common Stock is transferred of record into the name of any other person.~~
~~(b)   In the case of an outstanding share of Common Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures set forth in section (v) of this subparagraph B that there has been no change in the person or persons who or that direct the exercise of the rights referred to in clauses (ii)(a) through (ii)(d), inclusive, of this subparagraph B with respect to such outstanding share of Common Stock during the period of four (4) years immediately preceding the date on which a determination is made of the stockholders of the Corporation entitled to vote or to take any other action (or since May 30, 1986 for any period ending on or before May 30, 1990), then a change in beneficial ownership of such share of Common Stock shall be deemed to have occurred during such period.~~
~~(c)   In the case of an outstanding share of Common Stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any jurisdiction, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian, the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.~~
~~(d)   In the case of outstanding shares of Common Stock beneficially owned by a person or group of persons who, after acquiring, directly or indirectly, the beneficial ownership of five percent (5%) of the outstanding shares of Common Stock, fails to notify the Corporation of such ownership within ten (10) days after such acquisition, a change in beneficial ownership of such shares of Common Stock shall be deemed to occur on each day while such failure continues.~~
~~(iv)   Notwithstanding any other provision in this subparagraph B to the contrary, no change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred solely as a result of:~~
~~(a)   Any event that occurred prior to May 30, 1986 or pursuant to the terms of any contract (other than a contract for the purchase and sale of shares of Common Stock contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements, in existence on May 30, 1986 and to which any holder of shares of Common Stock is a party; provided, however, that any exercise by an officer or employee of the Corporation or any subsidiary of the Corporation of an option to purchase Common Stock after May 30, 1986 shall, notwithstanding~~

~~the foregoing and clause (iv)(f) hereof, be deemed a change in beneficial ownership irrespective of when that option was granted to said officer or employee.~~
~~(b) Any transfer of any interest in an outstanding share of Common Stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including, without limitation, a gift that is made in good faith and not for the purpose of circumventing the provisions of this Article FOURTH.~~
~~(c) Any changes in the beneficiary of any trust, or any distribution of an outstanding share of Common Stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age eighteen (18) or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement.~~
~~(d) Any appointment of a successor trustee, agent, guardian or custodian with respect to an outstanding share of Common Stock if neither such successor has nor its predecessor had the power to vote or to dispose of such share of Common Stock without further instructions from others.~~
~~(e) Any change in the person to whom dividends or other distributions in respect of an outstanding share of Common Stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order.~~
~~(f) Any issuance of a share of Common Stock by the Corporation or any transfer by the Corporation of a share of Common Stock held in treasury, unless otherwise determined by the Board of Directors at the time of authorizing such issuance or transfer.~~
~~(g) Any giving of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder promulgated.~~
~~(h) Any transfer, whether or not with consideration, among individuals related or formerly related by blood, marriage or adoption (“Relatives”) or between a Relative and any Person (as defined in Article SEVENTH) controlled by one or more Relatives where the principal purpose for the transfer is to further the estate tax planning objectives of the transferor or of Relatives of the transferor.~~
~~(i) Any appointment of a successor trustee as a result of the death of the predecessor trustee (which predecessor trustee shall have been a natural person).~~
~~(j) Any appointment of a successor trustee who or which was specifically named in a trust instrument prior to May 30, 1986.~~
~~(k) Any appointment of a successor trustee as a result of the resignation, removal or failure to qualify of a predecessor trustee or as a result of mandatory retirement pursuant to the express terms of a trust instrument; provided, that less than fifty percent (50%) of the trustees administering any single trust will have changed (including in such percentage the appointment of the successor trustee) during the four (4)-year period preceding the appointment of such successor trustee.~~
~~(v) For purposes of this subparagraph B, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Board of Directors of the Corporation or, at any time when the Corporation employs a transfer agent with respect to the shares of Common Stock, at the Corporation’s request, by such transfer agent on the Corporation’s behalf. Written procedures designed to facilitate such determinations shall be established and may be amended, from time to time, by the Board of Directors. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on any and all information concerning beneficial ownership of the outstanding shares of Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of outstanding shares of Common Stock.~~

~~(vi) In the event of any stock split or stock dividend with respect to the outstanding shares of Common Stock, each share of Common Stock acquired by reason of such split or dividend shall be deemed to have been beneficially owned by the same person from the same date as that on which beneficial ownership of the outstanding share or shares of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.~~
~~(vii) Each outstanding share of Common Stock, whether at any particular time the holder thereof is entitled to exercise five (5) votes or one (1) vote, shall be identical to all other shares of Common Stock in all respects, and together the outstanding shares of Common Stock shall constitute a single class of shares of the Corporation.~~
C.   Authority is hereby granted to the Board of Directors of the Corporation to adopt, from time to time, a resolution or resolutions providing for the issuance of shares of Preferred Stock in one or more series; and the Board of Directors is hereby expressly granted and vested with the authority to determine and to fix with respect to each series of Preferred Stock any or all of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of such Preferred Stock, including, but not limited to, the determination of the following:
(i)   the distinctive designation of such series of Preferred Stock and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;
(ii)   the rate of dividends, if any, payable on the shares of such series of Preferred Stock, the conditions upon which and the dates when such dividends shall be payable, whether such dividends shall be cumulative (and, if so, from which date or dates), and whether payable in preference to dividends payable on any other class or classes of stock or on any other series of Preferred Stock;
(iii)   whether or not the shares of such series of Preferred Stock shall have voting powers, and, if voting powers are granted, the extent of such voting powers;
(iv)   whether or not the shares of such series of Preferred Stock shall be redeemable and, if so, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(v)   whether or not the shares of such series of Preferred Stock shall be entitled to the benefit of a retirement fund or sinking fund, and, if so, the terms and conditions of such fund;
(vi)   whether or not the shares of such series of Preferred Stock shall be convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and, if made so convertible or exchangeable, the time or times, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(vii)   the rights of the holders of the shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up, or merger, consolidation or distribution or sales of assets of the Corporation;
(viii)   the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of Common Stock or of any other class of stock or other series of Preferred Stock of the Corporation ranking junior to the shares of such series of Preferred Stock as to dividends or on liquidation;
(ix)   the conditions and restrictions, if any, on the creation of indebtedness of the Corporation or any subsidiary or on the authorization or issue of any additional stock of the Corporation ranking on a parity with or prior to the shares of such series of Preferred Stock as to dividends or on liquidation; and,

(x)   any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.
D.   Subject to the foregoing, the authorized shares of stock of any class of the Corporation may be issued by the Corporation from time to time and for such consideration, not less than the par value thereof, and upon such terms as may be fixed from time to time by the Board of Directors, and any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be deemed fully-paid and non-assessable stock and shall not be liable to any further call or assessment thereon.
E.   The holders of stock, as such, of any class of the Corporation shall have no preemptive or preferential right to purchase or subscribe for any part of the unissued capital stock of the Corporation of any class or for any new issue of stock of any class, whether now or hereafter authorized or issued, or to purchase or subscribe for any bonds or other obligations, whether or not convertible into stock of any class of the Corporation, now or hereafter authorized or issued other than such, if any, as the Board of Directors of the Corporation from time to time may fix pursuant to the authority hereby conferred by the Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Incorporation”); and the Board of Directors may issue stock of the Corporation, or securities or obligations convertible into stock, without offering such issue of stock or such securities or obligations, either in whole or in part, to the stockholders of the Corporation.
F.   Subject to any limitations contained in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation which are by law available therefor, dividends payable in cash, in property or in shares of Common Stock. No dividends, other than dividends payable only in shares of Common Stock of the Corporation, shall be paid on Common Stock if cash dividends in full to which all outstanding shares of Preferred Stock of all series shall then be entitled for the then current dividend period and (where such dividends are cumulative) for all past dividend periods shall not have been paid or declared and set apart in full.
G.   In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation. Neither a consolidation nor a merger of the Corporation with or into any other corporation; nor a merger of any other corporation with or into the Corporation; nor a reorganization of the Corporation; nor the purchase or redemption of all or part of the outstanding shares of stock of any class or classes of the Corporation; nor the sale or transfer of the property and business of the Corporation as, or substantially as, an entity shall be considered a liquidation, dissolution or winding-up of the Corporation for purposes of the preceding sentence.
FIFTH:   A.   (i)   Except as otherwise provided in this ~~Restated~~ Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number as may be fixed, from time to time, by the By-Laws of the Corporation; but not less than three (3). Effective on the filing in Delaware of an amendment setting forth this amended Article FIFTH A., the directors shall be divided into three classes, as nearly equal in number as possible. The directors serving at such time shall designate individual directors as the initial members of such classes, with the term of office of the first class to expire at the 1992 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1993 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1994 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.
(ii)   Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the shares of the Corporation entitled to vote for the election of directors; provided, however, that if there is a Substantial Stockholder (as defined in Article SEVENTH), such sixty-six and two-thirds percent (66 2/3%) vote must include the affirmative vote of at least fifty percent

(50%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors held by stockholders other than the Substantial Stockholders.   For purposes of this Article FIFTH, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation.
(iii)   Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires.
B.   In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware and by any other provision of this ~~Restated~~ Certificate of Incorporation, the Board of Directors is expressly authorized:
(i)   to adopt, alter, amend and rescind the By-Laws of the Corporation;
(ii)   to direct and to determine the use and disposition of any net assets in excess of capital or any surplus or net profits arising from the business of the Corporation; to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any appropriate purpose; and to abolish any such reserve; and,
(iii)   to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, however, to the provisions of the laws of the State of Delaware, of this ~~Restated~~ Certificate of Incorporation and of the By-Laws of the Corporation.
C.   Election of directors shall be by ballot whenever requested by a majority of the persons entitled to vote and present at any meeting of the stockholders of the Corporation but unless so requested may be held in any way approved at the stockholders’ meeting.
D.   Nominations for the election of directors may be made by the Board of Directors or any committee thereof or by any stockholder of the Corporation entitled to vote generally in the election of directors. Nominations other than those made by the Board of Directors or a committee thereof shall be made by a notice in writing (the “Notice”) received by the Secretary of the Corporation not less than ninety (90) days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors.
Each Notice shall set forth: (i) the name, address and qualifications of the person making the nomination; (ii) the name, age, business address and, if known, residence address of each nominee proposed in such Notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of the Corporation of which each such nominee is the Beneficial Owner (as defined in Article SEVENTH); and (v) such other information as would be required by the securities laws of the United States and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Corporation and for whom proxies are solicited by the Board of Directors of the Corporation.
The presiding officer at any meeting of stockholders of the Corporation may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedure set forth in this Article FIFTH, and if he should so determine and declare to the meeting, the defective nomination shall be without legal force and effect and shall be disregarded.
SIXTH:   No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders of the Corporation to take any such action by means of a consent or consents in writing, without a meeting, is specifically denied.

SEVENTH:   A.   In addition to any affirmative vote required by law or under any other provision of this ~~Restated~~ Certificate of Incorporation, and except as otherwise expressly provided in subparagraph B of this Article SEVENTH, any Business Combination (as hereinafter defined) with respect to a Substantial Stockholder (as hereinafter defined) shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article SEVENTH as one class (“Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.
B.   The provisions of subparagraph A of this Article SEVENTH shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this ~~Restated~~ Certificate of Incorporation, if:
1.   A definitive agreement or other arrangement to effectuate the Business Combination was approved by a majority of the directors of the Corporation at a time when the Substantial Stockholder who is a party to the Business Combination was not the Beneficial Owner (as hereinafter defined) of five percent (5%) or more of the outstanding Voting Shares of the Corporation; or
2.   The Business Combination is approved by a majority of the Continuing Directors (as hereinafter defined); such approval shall be made by a majority of the Continuing Directors even if such majority does not constitute a quorum of the members of the Board of Directors then in office and shall be in addition to any other approval of the Corporation’s Board of Directors required by law and any other provision of this ~~Restated~~ Certificate of Incorporation; or
3.   All of the following conditions shall have been satisfied:
(a)   The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of the property, securities or other consideration (including, without limitation, shares of stock of the Corporation retained by its existing Public Stockholders (as hereinafter defined) in the event of a Business Combination in which the Corporation is the surviving corporation) to be received per share by holders of the Corporation’s Common Stock in such Business Combination is not less than the higher of:
(i)   the price per share equal to the Fair Market Value per share of such Common Stock immediately prior to the announcement of such Business Combination; or
(ii)   the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Substantial Stockholder for any shares of Common Stock acquired by it, regardless of whether the shares were purchased before or after the Substantial Stockholder became a Substantial Stockholder;
provided, however, that as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends or other similar corporate actions;
(b)   The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of the property, securities or other consideration (including, without limitation, shares of stock of the Corporation retained by its existing Public Stockholders in the event of a Business Combination in which the Corporation is the surviving corporation) to be received per share by holders of the Corporation’s Preferred Stock in such Business Combination is not less than the highest of:
(i)   the price per share equal to the Fair Market Value per share of such Preferred Stock immediately prior to the announcement of such Business Combination;
(ii)   the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Substantial Stockholder for any shares of Preferred Stock acquired by it, regardless of whether the shares were purchased before or after the Substantial Stockholder became a Substantial Stockholder; or

(iii)   the highest preferential amount per share to which the holders of such Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;
provided, however, that as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends or other similar corporate actions.
The provisions of this section 3(b) shall apply with respect to every series of outstanding Preferred Stock, whether or not the Substantial Stockholder has previously acquired any such Preferred Stock;
(c)   The consideration to be received by holders of a particular class of outstanding stock in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Substantial Stockholder in acquiring the shares of such class of stock already owned by it. If the Substantial Stockholder has purchased shares of such class of stock with varying forms of consideration, the form of consideration for such class of stock to be paid in the Business Combination shall be either cash or, at the election of a majority of the Continuing Directors, the form previously used by such Substantial Stockholder to acquire the largest number of shares of such class of stock. If the Business Combination is of a type which does not involve the payment of any consideration to such holders, then this section 3 of subparagraph B shall not be applicable, and such Business Combination shall be required to satisfy the provisions of either section 1 or section 2 of this subparagraph B or the provisions of subparagraph A;
(d)   After a Person (as hereinafter defined) has become a Substantial Stockholder and prior to the consummation of the Business Combination:
(i)   the proportion of Continuing Directors on the Board shall at all times be at least equal to the proportion that the Voting Shares owned by Public Stockholders bears to all outstanding Voting Shares;
(ii)   except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether cumulative or not) on the outstanding Preferred Stock or any class or series of stock having a preference over Common Stock as to dividends or upon liquidation;
(iii)   there shall have been:   (a) no reduction in the rate of dividends payable on Common Stock except as necessary to reflect any subdivision of Common Stock, or except as necessary to comply with a restrictive covenant in a loan or similar agreement or to ensure that a quarterly dividend payment does not exceed 6.25% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may be approved by a majority of the Continuing Directors; and (b) an increase in such rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such rate is approved by a majority of the Continuing Directors;
(iv)   except as approved by a majority of the Continuing Directors, there shall have been no amendment to any trust or other agreement with respect to any employee savings, stock, pension or other benefit plan the effect of which is to change in any manner the provisions governing the voting of any of the Corporation’s stock in such plan; and,
(v)   the Substantial Stockholder shall not have:   (a) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance, or tax credits or other tax advantages provided by the Corporation; (b) made any major change in the Corporation’s business or equity capital structure without the unanimous approval of the Continuing Directors; or (c) used any asset of the Corporation as collateral, or compensating balances, directly or indirectly, for any obligation of such Substantial Stockholder; and,

(e)   A proxy or information statement responsive to the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to all holders of Voting Shares at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain:
(i)   at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state; and,
(ii)   if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking or appraisal firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the Public Stockholders (such investment banking or appraisal firm to be: (a) selected by a majority of the Continuing Directors; (b) a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as agent for the Substantial Stockholder; (c) furnished with all information it reasonably requests; and (d) paid a reasonable fee for its services upon receipt by the Corporation of such opinion).
C.   For purposes of this ~~Restated~~ Certificate of Incorporation:
1.   A “Person” shall mean any individual, firm, corporation, partnership, trust or entity.
2.   The term “Business Combination” shall mean:
(a)   any merger, consolidation or share exchange of the Corporation or any subsidiary thereof with or into (i) a Substantial Stockholder or (ii) any other corporation (whether or not itself a Substantial Stockholder) which is, or after such merger, consolidation or share exchange would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of a Substantial Stockholder; in each case irrespective of which corporation or entity is the surviving entity;
(b)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to a Substantial Stockholder, or any Affiliate or Associate thereof, of all or substantially all of the assets of the Corporation;
(c)   the issuance or transfer by the Corporation or any subsidiary thereof (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary thereof to any Substantial Stockholder or an Affiliate or Associate thereof (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation) in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any subsidiary thereof which were not acquired by such Substantial Stockholder (or such Affiliate or Associate) from the Corporation or such subsidiary;
(d)   the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Substantial Stockholder or any Affiliate or Associate thereof;
(e)   any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation, or any subsidiary thereof, of which any Substantial Stockholder, or any Affiliate or Associate thereof, is the Beneficial Owner; or
(f)   any agreement, contract or other arrangement providing for or resulting in any of the transactions described herein.

3.   “Substantial Stockholder” shall mean any Person (other than the Corporation or any subsidiary thereof and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the Corporation or such subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:
(a)   is the Beneficial Owner of not less than fifteen percent (15%) of the Voting Shares;
(b)   is an Affiliate or Associate of the Corporation and at any time within two (2) years prior to the date in question was the Beneficial Owner of not less than fifteen percent (15%) of the then outstanding Voting Shares; or
(c)   is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which any Substantial Stockholder was the Beneficial Owner of at any time within two (2) years prior to the date in question, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
For purposes of determining whether a Person is a Substantial Stockholder within the meaning hereof, the number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of this section but shall not include any other Voting Shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
4.   A Person shall be the “Beneficial Owner” of any Voting Shares:
(a)   which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934;
(b)   which such Person or any of its Affiliates or Associates has:   (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement or underwriting; or
(c)   which are beneficially owned, directly or indirectly, within the meaning of such Rule 13d-3 (or successor rule) by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.
5.   “Public Stockholders” shall mean those holders of shares of stock of the Corporation who or which are not Substantial Stockholders.
6.   “Continuing Director” shall mean:   (a) any member of the Board of Directors of the Corporation who is unaffiliated with the Substantial Stockholder who is a party to the Business Combination and who was first elected or appointed to the Board prior to the date as of which such Substantial Stockholder became a Substantial Stockholder; and (b) any successor thereto who is unaffiliated with such Substantial Stockholder and who was named to succeed such member of the Board by a majority of the Continuing Directors then on the Board, whether or not a quorum.
7.   “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.
8.   “Fair Market Value” shall mean:   (a) in the case of stock, the highest closing sale price during the thirty (30)-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the thirty (30)-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Continuing Directors in good faith.
D.   A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article SEVENTH, including without limitation:
1.   the number of Voting Shares beneficially owned by any Person, and whether such Person is a Substantial Stockholder;
2.   whether a Person is an Affiliate or Associate of another;
3.   whether the requirements of section 3 of subparagraph B of this Article SEVENTH have been met with respect to any Business Combination;
4.   whether the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary thereof in any Business Combination has an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more;
5.   whether a Person has an agreement, arrangement or understanding with another as to matters referred to in sections 4(b) and (c) of subparagraph C; and
6.   the Fair Market Value of property, securities or other consideration (other than cash) to be received by holders of shares of stock of the Corporation.
The good faith determination of a majority of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article SEVENTH.
E.   Nothing contained in this Article SEVENTH shall be construed to relieve the Board of Directors or any Substantial Stockholder from any fiduciary obligation imposed by law.
F.   Notwithstanding any other provision in this ~~Restated~~ Certificate of Incorporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by applicable law, this ~~Restated~~ Certificate of Incorporation or the By-Laws of the Corporation), any amendment, alteration, change or repeal of this Article SEVENTH shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that if there is a Substantial Stockholder, such sixty-six and two-thirds percent (66 2/3%) vote must include the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors held by stockholders other than the Substantial Stockholder; and provided further, that such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for any amendment, alteration, change or repeal of this Article SEVENTH recommended to the stockholders of the Corporation by majority vote of the Continuing Directors or, in the event that there is no Substantial Stockholder at the time such amendment, alteration, change or repeal is under consideration, by majority vote of the Board of Directors.
EIGHTH:   A.   A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:   (i) for any breach of the director’s duty of loyalty to the Corporation or to its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

B.   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans), against all loss, liability, expenses (specifically including attorneys’ fees), judgments, fines (specifically including any excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
C.   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans), against all loss, liability and expenses (specifically including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.
D.   To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in connection with any action, suit or proceeding referred to in Paragraph B and C of this Article EIGHTH or in connection with any claim, issue or matter therein, he shall, notwithstanding anything to the contrary in this Article EIGHTH, be indemnified against expenses (specifically including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
E.   Any indemnification under Paragraph B or C of this Article EIGHTH shall be made by the Corporation upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in said Paragraph B and C. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.
F.   Expenses incurred by a director or officer of the Corporation in defending an action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation, whether under this Article EIGHTH or otherwise. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
G.   The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Corporation may, by motion of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers contained in this Article EIGHTH. The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

H.   The Corporation shall have the power to purchase and to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans) against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article EIGHTH.
I.   For purposes of this Article EIGHTH:   (i) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall conclusively be deemed to have acted in a manner “not opposed to the best interests of the Corporation”; (ii) a director who acted in good faith and who, in addition to considering the short-term interests of the Corporation’s stockholders, shall have considered the long-term interests of the Corporation’s stockholders, the interests of the Corporation’s employees, suppliers, creditors and customers and community and societal considerations in making any decision shall conclusively be deemed to have acted in a manner “not opposed to the best interests of the Corporation”; and (iii) a person shall not be deemed to have had “reasonable cause to believe that his conduct was unlawful” unless that person shall, with respect to the conduct in question, have acted in knowing, willful or reckless violation of the law.
NINTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this ~~Restated~~ Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing (and notwithstanding the fact that a lesser percentage may be specified by applicable law, this ~~Restated~~ Certificate of Incorporation or the By-Laws of the Corporation), any amendment, alteration, change or repeal of Articles FIFTH or SIXTH of this ~~Restated~~ Certificate of Incorporation or of subparagraph B of Article FOURTH of this ~~Restated~~ Certificate of Incorporation or of this Article NINTH shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that if there is a Substantial Stockholder (as defined in Article SEVENTH), such sixty-six and two-thirds percent (66 2/3%) vote must include the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors held by stockholders other than the Substantial Stockholder; and provided further, that such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for any amendment, alteration, change or repeal of Articles FIFTH or SIXTH of this ~~Restated~~ Certificate of Incorporation or of subparagraph B of Article FOURTH of this ~~Restated~~ Certificate of Incorporation or of this Article NINTH recommended to the stockholders of the Corporation by majority vote of the Continuing Directors (as defined in Article SEVENTH) or, in the event that there is no Substantial Stockholder (as defined in Article SEVENTH) at the time such amendment, alteration, change or repeal is under consideration, by majority vote of the Board of Directors; and provided further, that Article SEVENTH of this ~~Restated~~ Certificate of Incorporation shall only be amended, altered, changed or repealed as provided in subparagraph F of said Article SEVENTH.
~~* * *~~
~~IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 14th day of October, 2015.~~
~~CARLISLE COMPANIES INCORPORATED~~
~~By: /s/ Steven J. Ford Steven J. Ford, Vice President and Chief Financial Officer~~

Appendix B
CARLISLE COMPANIES INCORPORATED
INCENTIVE COMPENSATION PROGRAM
As amended and restated effective January 1, 2022
1.   Definitions.  Capitalized terms used herein shall have the meanings assigned to such terms in this Section 1.
“Affiliate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Applicable Laws” means the requirements relating to the administration of non-equity and equity-based incentive compensation plans under U.S. state laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.
“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
“Associate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
“Beneficial Owner” has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Change of Control” shall occur in the event: (i) any Person shall become directly or indirectly the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities for the election of directors or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall cease to constitute a majority of the members of the Board or the board of directors of any successor to the Company.
“Cause” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “cause” is defined, the term “Cause” means: (i) the conviction of or plea of no contest by the Participant to a felony or to a misdemeanor where active imprisonment is imposed; (ii) the deliberate neglect of, willful misconduct in the performance of, or continued failure to substantially perform, the Participant’s material duties as an employee of the Company; (iii) the Participant’s deliberate and material violation of any Company policy; or (iv) the Participant’s deliberate breach of fiduciary duties owed to the Company; provided, that the Company provides written notice to the Participant of the occurrence of any circumstance or event described in clauses (ii), (iii), or (iv), and the Participant has failed to remedy such circumstance or event within thirty (30) days following the Participant’s receipt of such notice.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or such other committee described in Section 15 of the Plan.
“Common Shares” means the common stock, par value of one dollar ($1.00), of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

“Company” means Carlisle Companies Incorporated, a Delaware corporation, and any successor thereto.
“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units, Performance Shares or Incentive Awards or a grant or sale of Restricted Shares shall become effective.
“Director” means a member of the Board of Directors of the Company.
“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.
“Effective Date” means January 1, 2022.
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Share Units or Incentive Awards. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
“Good Reason” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “good reason” is defined, the term “Good Reason” means: (i) a material adverse change in the Participant’s title, duties or responsibilities (including reporting responsibilities); (ii) a material reduction by the Company in the Participant’s annual base salary; (iii) a material change in the incentive compensation plans of the Company that results in a material impairment of the Participant’s opportunity to earn incentive compensation; (iv) a change of more than fifty (50) miles in the geographic location in which the Participant must perform services for the Company; or (v) the failure of the Company to pay the Participant any material compensation when due.
“Group” means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).
“Incentive Award” shall mean a cash award to a Participant pursuant to Section 7 of this Plan.
“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares, Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and Restricted Share Units pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 10 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

“Market Value per Share” means, as of any particular date: (i) the closing sale price per Common Share as reported on the New York Stock Exchange, the NASDAQ Global Select Market or such other exchange on which Common Shares are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Committee.
“Option Price” means the purchase price payable on exercise of an Option Right.
“Option Right” means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Section 3 of this Plan.
“Other Award” means an award to a Participant pursuant to Section 8 of this Plan.
“Participant” means any director, officer, employee or consultant of the Company or its Affiliates who is selected by the Committee to receive an award under the Plan.
“Performance Period” means, in respect of a Performance Unit, Performance Share Incentive Award or Other Award, a period of time established pursuant to Section 6, 7 or 8 of this Plan within which  any Management Objectives relating to such Performance Share, Performance Unit, Incentive Award or Other Award are to be achieved.
“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.
“Performance Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.
“Person” means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.
“Plan” means this Carlisle Companies Incorporated Incentive Compensation Program, as amended from time to time.
“Restricted Share” means a Common Share granted or sold pursuant to Section 4 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 4 has expired.
“Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 4.
“Retirement” means retirement at or after attaining age 65.
“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.
“Subsidiary” means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
2.   Shares Available Under the Plan.
(a)   Subject to adjustment as provided in Sections 2(c) and 10 of this Plan, the number of Common Shares that may be issued or transferred from and after the Effective Date: (i) upon the exercise of Option Rights or Appreciation Rights; (ii) as Restricted Shares and released from substantial risks of forfeiture thereof; (iii) in payment of Performance Units or Performance Shares that have been earned; (iv) in payment of awards granted under Section 8 of the Plan; or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate

2,279,913 Common Shares (which amount represents the sum of 1,079,913 (the number of Common Shares available for issuance under the Plan immediately prior to the Effective Date) plus 1,200,000 (the increase in the number of Common Shares available for issuance under the Plan as a result of the amendment and restatement of the Plan on the Effective Date)). Such Common Shares may be shares of original issuance, treasury shares or a combination of the foregoing.
(b)   Subject to adjustment as provided in Sections 2(c) and 10 of this Plan, from and after the Effective Date, the number of: (i) Restricted Shares and Restricted Share Units awarded under Section 4 of this Plan; (ii) Performance Shares and Performance Units that may be granted and paid out under Section 6 of this Plan; and (iii) Common Shares awarded under Section 8 of this Plan shall not exceed in the aggregate 781,337 (which amount representsthe number of Common Shares available for issuance under the Plan in payment of such awards immediately prior to the Effective Date).
(c)   The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available in Sections 2(a) and (b) above or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award, provided such counting procedures comply with the requirements of this Section 2(c). Common Shares subject to an award (whether granted under the Plan before or after the Effective Date) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards. Common Shares withheld in payment of the exercise price or taxes relating to an award (whether granted under the Plan before or after the Effective Date) and Common Shares surrendered in payment of any exercise price or taxes relating to an award (whether granted under the Plan before or after the Effective Date) shall be considered Common Shares delivered to the Participant and shall not be available for awards under the Plan. In addition, if the amount payable upon exercise of an Appreciation Right is paid in Common Shares, the total number of Common Shares subject to the Appreciation Right shall be considered Common Shares delivered to the Participant (regardless of the number of Common Shares actually paid to the Participant) and shall not be available for awards under the Plan. This Section 2(c) shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.
3.   Option Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
(a)   Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Section 10 of this Plan.
(b)   Each grant shall specify an Option Price per share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.
(c)   Each grant shall specify whether the Option Price shall be payable: (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Participant; or (iii) by a combination of such methods of payment.
(d)   To the extent permitted by Applicable Laws, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.
(e)   Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
(f)   Each grant shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g)   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
(h)   Option Rights granted under this Plan may be: (i) Option Rights that are intended to qualify as Incentive Stock Options; (ii) Option Rights that are not intended to so qualify; or (iii) combinations of the foregoing.
(i)   No Option Right shall be exercisable more than 10 years from the Date of Grant.
(j)   Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
(k)   No Option Right may provide for the payment of dividend equivalents to the Participant.
4.   Restricted Shares and Restricted Share Units.  The Committee may also authorize the grant or sale of Restricted Shares or Restricted Share Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
(a)   Each such grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
(b)   Grants or sales of Restricted Share Units do not confer on the Participant any rights of a shareholder of the Company and such grant or sale thereof shall be credited to a bookkeeping account in the name of the Participant on the books and records of the Company.
(c)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
(d)   Except as otherwise provided in this Plan, each such grant or sale to Participants who are employees shall provide that the Restricted Shares or Restricted Share Units covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year.
(e)   Each such grant or sale shall provide that during the period for which any such substantial risk of forfeiture is to continue: (i) the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee); and (ii) the Restricted Share Units shall not be transferable except as provided in Section 9.
(f)   Any grant of Restricted Shares or Restricted Share Units may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares or Restricted Share Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
(g)   Each grant of Restricted Shares or Restricted Share Units shall specify the time of payment of Restricted Shares or Restricted Share Units that have become vested, which shall be paid by the Company to the Participant in Common Shares.
(h)   Any such grant or sale of Restricted Shares or Restricted Share Units may require that any or all dividends or other distributions paid thereon or attributable thereto during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or Restricted Share Units, which may be subject to the same restrictions as the underlying award.

(i)   Each grant or sale of Restricted Shares or Restricted Share Units shall be held in book entry form and evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code. Under the Evidence of Award, the Participant shall irrevocably appoint any officer of the Company as his or her attorney-in-fact to transfer the Restricted Shares to the Company in the event of a forfeiture of any such Restricted Shares.
5.   Appreciation Rights.  The Committee may authorize the granting to any Participant of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:
(a)   Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof as may be determined by the Committee.
(b)   Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.
(c)   Any grant may specify waiting periods before exercise and permissible exercise dates or periods.
(d)   Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
(e)   No Appreciation Right may provide for the payment of dividend equivalents to the Participant.
(f)   Each grant shall specify a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant.
(g)   Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.
(h)   No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
6.   Performance Units and Performance Shares.  The Committee may also authorize the granting to Participants of Performance Units or Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
(a)   Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.
(b)   The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except as otherwise provided in this Plan) commencing on the first day of the calendar year of the Date of Grant.
(c)   Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
(d)   Each grant of Performance Units or Performance Shares shall specify the time of payment of Performance Units or Performance Shares that have been earned, which shall be paid by the Company to the Participant in Common Shares.

(e)   Any grant of Performance Units or Performance Shares may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.
(f)   Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
(g)   The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.
7.   Incentive Awards.  The Committee may authorize the granting to Participants of Incentive Awards that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
(a)   The Performance Period with respect to each Incentive Award shall be such period of time specified by the Committee.
(b)   Any grant of an Incentive Award shall specify Management Objectives which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the amount of the Incentive Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
(c)   Each grant shall specify the time and manner of payment of the Incentive Award that has been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, as may be determined by the Committee.
(d)   Any grant of an Incentive Award may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee.
8.   Other Awards.
(a)   The Committee is authorized, subject to limitations under applicable law, to grant to any Participant Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Other Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, notes or other property, as the Committee shall determine.
(b)   Cash awards may also be granted as an element of, or as a supplement to, any Other Award granted under this Plan.
9.   Transferability.
(a)   Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative.
(b)   The Committee may specify at the Date of Grant that part or all of the Common Shares that are: (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Performance Units or Performance Shares; or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4 of this Plan shall be subject to further restrictions on transfer.
10.   Adjustments.  The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by share-based awards outstanding hereunder, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Common Shares underlying outstanding awards under this Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under this Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 2 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to an Option intended to qualify as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Option to fail to so qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Section 10 if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A of the Code with respect to an outstanding award.
11.   Share Certificates.  All certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Evidence of Award or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Shares or other securities are then listed or reported and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
12.   Fractional Shares.  The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Company may provide for the elimination or rounding of fractions or for the settlement of fractions in cash.
13.   Withholding Taxes.  The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of the maximum withholding tax rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.
14.   International Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are nationals of a country other than the United States of America or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
15.   Administration of the Plan.
(a)   This Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), which Committee shall consist of not less than two Directors appointed by the Board each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.
(b)   The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, Incentive Award or Other Awards granted under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.
(c)   The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not persons subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Committee shall include limitations on the amount or number of Common Shares that may be granted by the Chief Executive Officer and shall specify the purposes for which such grants may be made. Any such grants made pursuant to a delegation hereunder shall otherwise be governed by the terms and conditions of this Plan. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
(d)   No member of the Board, the Committee or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Evidence of Award and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.
16.   Amendments and Other Matters.
(a)   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions that are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.
(b)   The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding: (i) Option Right to reduce the Option Price; or (ii) Appreciation Right to reduce the Base Price. Furthermore, no Option Right whose Option Price is greater than the Market Value per Share and no Appreciation Right whose Base Price is greater than the Market Value per Share may be repurchased by the Company nor shall the Company cancel and replace any Option Rights or Appreciation Rights with awards having a lower Option Price or Base Value (as applicable) without further approval of the shareholders of the Company. This Section 16(b) is intended to prohibit the repurchase or repricing of “underwater” Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.
(c)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(d)   In case of termination of employment by reason of death, Disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Appreciation Right not immediately exercisable in full, or any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units or Performance Shares which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 4 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate. In addition, the Committee may waive any other limitation or requirement under any award described in the preceding sentence. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. In the event that a Participant who holds an Option Right terminates employment by reason of death, Disability or Retirement, such Option Right shall become immediately exercisable in full and shall remain exercisable until the earlier of one year following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In the event that a Participant who holds an Option Right terminates employment other than by reason of death,

Disability or Retirement, such Option Right shall terminate to the extent not then vested and, to the extent vested immediately prior to such termination of employment shall remain exercisable until the earlier of 90 days following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant’s employment with the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than 10 years after the Date of Grant.
(e)   In the event a Participant’s employment with the Company is terminated by the Company without Cause or by the Participant with Good Reason, in either case within three (3) years after a Change of Control of the Company, each unexpired Option Right and Appreciation Right held by the Participant shall become exercisable in full, all restrictions on Restricted Shares and Restricted Share Units held by the Participant shall lapse and all Management Objectives of all Performance Shares, Performance Units, Incentive Awards and Other Awards, as applicable, held by the Participant shall be deemed to have been fully earned at the maximum performance level.
(f)   This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment at any time.
(g)   To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.
(h)   Subject to Section 19, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.
(i)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(j)   This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
17.   Recoupment of Awards.  In the event that any Participant’s service with the Company and its Subsidiaries terminates in connection with a determination by the Committee that any conduct of the Participant constitutes Grounds for Forfeiture, all rights of such Participant under the Plan (including rights with respect to outstanding awards) will terminate. As used herein, the term “Grounds for Forfeiture” shall mean any of the following conduct of any Participant: (i) using for profit or disclosing confidential information or trade secrets of the Company and its Subsidiaries to unauthorized persons; (ii) breaching any contract with or violating any legal obligation to the Company and its Subsidiaries; (iii) failing to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company and its Subsidiaries at reasonable times and upon a reasonable basis; (iv) while employed by the Company or its Subsidiaries, engaging, directly or indirectly, as an officer, employee, or consultant, or otherwise having, directly or indirectly, ownership or interest in any business that is competitive with the manufacture, sale or distribution of products and services of the type in which the Company and its Subsidiaries are engaged or which may be developed or be in the process of development by the Company and its Subsidiaries during the Participant’s employment; provided, however, that the Participant may own beneficially or maintain voting power of the shares of common stock of companies listed on national securities exchanges or publicly traded that do not exceed five percent (5%) of the outstanding shares of such companies; or (v) engaging in any other activity which would have constituted grounds for his or her discharge for Cause by the Company and its Subsidiaries. In addition, the Committee may require that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any Applicable Laws.
18.   Compliance with Code Section 409A.  The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Evidence of Award shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.
19.   Termination.  No grant shall be made under this Plan after December 31, 2024, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.
20.   Severability.  If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.
21.   Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
22.   Applicable Laws.  The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.
23.   Limited Effect of Restatement.  This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date or the time or amount of any Plan benefit or payment due with respect to awards made under the Plan prior to such date.

Appendix C
Subparagraph B of Article FOURTH of the
Restated Certificate of Incorporation
of Carlisle Companies Incorporated
B.
(i)   Each outstanding share of Common Stock shall entitle the holder thereof to five (5) votes on each matter properly submitted to the stockholders of the Corporation for their vote, waiver, release or other action; except that no holder of outstanding shares of Common Stock shall be entitled to exercise more than one (1) vote on any such matter in respect of any share of Common Stock with respect to which there has been a change in beneficial ownership during the four (4) years immediately preceding the date on which a determination is made of the stockholders of the Corporation who are entitled to vote or to take any other action.
(ii)   A change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred whenever a change occurs in any person or persons who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise has or shares any of the following:
(a)   Voting power, which includes, without limitation, the power to vote or to direct the voting power of such share of Common Stock.
(b)   Investment power, which includes, without limitation, the power to direct the sale or other disposition of such share of Common Stock.
(c)   The right to receive or to retain the proceeds of any sale or other disposition of such share of Common Stock.
(d)   The right to receive or to retain any distributions, including, without limitation, cash dividends, in respect of such share of Common Stock.
(iii)   Without limiting the generality of the foregoing section (ii) of this subparagraph B, the following events or conditions shall be deemed to involve a change in beneficial ownership of a share of Common Stock:
(a)   In the absence of proof to the contrary provided in accordance with the procedures set forth in section (v) of this subparagraph B, a change in beneficial ownership shall be deemed to have occurred whenever an outstanding share of Common Stock is transferred of record into the name of any other person.
(b)   In the case of an outstanding share of Common Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures set forth in section (v) of this subparagraph B that there has been no change in the person or persons who or that direct the exercise of the rights referred to in clauses (ii)(a) through (ii)(d), inclusive, of this subparagraph B with respect to such outstanding share of Common Stock during the period of four (4) years immediately preceding the date on which a determination is made of the stockholders of the Corporation entitled to vote or to take any other action (or since May 30, 1986 for any period ending on or before May 30, 1990), then a change in beneficial ownership of such share of Common Stock shall be deemed to have occurred during such period.
(c)   In the case of an outstanding share of Common Stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any jurisdiction, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian, the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.
(d)   In the case of outstanding shares of Common Stock beneficially owned by a person or group of persons who, after acquiring, directly or indirectly, the beneficial ownership of five percent (5%) of the outstanding shares of Common Stock, fails to notify the Corporation of such ownership within ten

(10) days after such acquisition, a change in beneficial ownership of such shares of Common Stock shall be deemed to occur on each day while such failure continues.
(iv)   Notwithstanding any other provision in this subparagraph B to the contrary, no change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred solely as a result of:
(a)   Any event that occurred prior to May 30, 1986 or pursuant to the terms of any contract (other than a contract for the purchase and sale of shares of Common Stock contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements, in existence on May 30, 1986 and to which any holder of shares of Common Stock is a party; provided, however, that any exercise by an officer or employee of the Corporation or any subsidiary of the Corporation of an option to purchase Common Stock after May 30, 1986 shall, notwithstanding the foregoing and clause (iv)(f) hereof, be deemed a change in beneficial ownership irrespective of when that option was granted to said officer or employee.
(b)   Any transfer of any interest in an outstanding share of Common Stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including, without limitation, a gift that is made in good faith and not for the purpose of circumventing the provisions of this Article FOURTH.
(c)   Any changes in the beneficiary of any trust, or any distribution of an outstanding share of Common Stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age eighteen (18) or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement.
(d)   Any appointment of a successor trustee, agent, guardian or custodian with respect to an outstanding share of Common Stock if neither such successor has nor its predecessor had the power to vote or to dispose of such share of Common Stock without further instructions from others.
(e)   Any change in the person to whom dividends or other distributions in respect of an outstanding share of Common Stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order.
(f)   Any issuance of a share of Common Stock by the Corporation or any transfer by the Corporation of a share of Common Stock held in treasury, unless otherwise determined by the Board of Directors at the time of authorizing such issuance or transfer.
(g)   Any giving of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder promulgated.
(h)   Any transfer, whether or not with consideration, among individuals related or formerly related by blood, marriage or adoption (“Relatives”) or between a Relative and any Person (as defined in Article SEVENTH) controlled by one or more Relatives where the principal purpose for the transfer is to further the estate tax planning objectives of the transferor or of Relatives of the transferor.
(i)   Any appointment of a successor trustee as a result of the death of the predecessor trustee (which predecessor trustee shall have been a natural person).
(j)   Any appointment of a successor trustee who or which was specifically named in a trust instrument prior to May 30, 1986.
(k)   Any appointment of a successor trustee as a result of the resignation, removal or failure to qualify of a predecessor trustee or as a result of mandatory retirement pursuant to the express terms of a trust instrument; provided, that less than fifty percent (50%) of the trustees administering any single trust will have changed (including in such percentage the appointment of the successor trustee) during the four (4)-year period preceding the appointment of such successor trustee.
(v)   For purposes of this subparagraph B, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Board of Directors of the Corporation or, at any time when the Corporation employs a transfer agent with respect to the shares of Common Stock, at the Corporation’s request, by such transfer agent on the Corporation’s behalf. Written procedures designed to facilitate such determinations shall be established and may be amended, from time to time, by the Board of Directors. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on any and all information concerning beneficial ownership of the outstanding shares of Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of outstanding shares of Common Stock.
(vi)   In the event of any stock split or stock dividend with respect to the outstanding shares of Common Stock, each share of Common Stock acquired by reason of such split or dividend shall be deemed to have been beneficially owned by the same person from the same date as that on which beneficial ownership of the outstanding share or shares of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.
(vii)   Each outstanding share of Common Stock, whether at any particular time the holder thereof is entitled to exercise five (5) votes or one (1) vote, shall be identical to all other shares of Common Stock in all respects, and together the outstanding shares of Common Stock shall constitute a single class of shares of the Corporation.

SCAN TO VIEW MATERIALS & VOTE CARLISLE COMPANIES INCORPORATED 16430 NORTH SCOTTSDALE ROAD, SUITE 400 SCOTTSDALE, AZ 85254 ATTN: SCOTT C. SELBACH VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM EDT on May 3, 2022 for shares held directly and by 11:59 PM EDT on April 29, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM EDT on May 3, 2022 for shares held directly and by 11:59 PM EDT on April 29, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D65546-P66397 CARLISLE COMPANIES INCORPORATED The Board of Directors recommends you vote FOR the following proposals: 1. To elect the three directors nominated by the Board of Directors. For Against Abstain Nominees: ! ! ! 1a. Robin J. Adams ! ! ! 1b. Jonathan R. Collins ! ! ! 1c. D. Christian Koch For Against Abstain ! ! ! 2. To adopt an amendment to the Company’s Restated Certificate of Incorporation to eliminate enhanced voting rights for holders of shares of the Company’s common stock that satisfy certain criteria and provide for one vote for each outstanding share. ! ! ! 3. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for 2022. ! ! ! 4. To approve an amendment and restatement of the Company's Incentive Compensation Program to increase the number of shares of the Company's common stock available for issuance thereunder. ! ! ! 5. To approve, on an advisory basis, the Company's named executive officer compensation in 2021. 6. To transact any other business properly brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2022 Annual Meeting of Stockholders, Proxy Statement, 2021 Annual Report and Form 10-K are available at www.proxyvote.com. D65547-P66397 CARLISLE COMPANIES INCORPORATED Annual Meeting of Stockholders May 4, 2022 8:00 AM local time This proxy is solicited by the Board of Directors D. Christian Koch and Kevin P. Zdimal, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the Annual Meeting of Stockholders of Carlisle Companies Incorporated to be held at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Wednesday, May 4, 2022 at 8:00 AM local time, and at any postponements or adjournments of that meeting, as indicated on the reverse side, and in their discretion upon any other business that may properly come before the meeting. DUE TO THE ONGOING CORONAVIRUS (COVID-19) PANDEMIC, THE COMPANY MAY DECIDE UPON NOTICE TO CHANGE THE DATE, TIME OR LOCATION OF THE ANNUAL MEETING. Shares represented by this proxy will be voted as directed herein by the stockholder. If no such directions are indicated, this proxy will be voted "FOR" all the nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4 and "FOR" Proposal 5. Continued and to be signed on reverse side

THIS IS A VOTING INSTRUCTION FORM. You are receiving this voting instruction form because you hold shares in the above Security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on VOTING INSTRUCTIONS X D71437-P66095 ! Please check this box if you plan to attend the Meeting and vote these shares in person. The Board recommends you vote FOR the following proposal(s): 1 through 5 1. To elect the three directors nominated by the Board of Directors. Nominees: For Against Abstain ! ! ! 1a. Robin J. Adams ! ! ! 1b. Jonathan R. Collins ! ! ! 1c. D. Christian Koch For Against Abstain ! ! ! 2. To adopt an amendment to the Company’s Restated Certificate of Incorporation to eliminate enhanced voting rights for holders of shares of the Company’s common stock that satisfy certain criteria and provide for one vote for each outstanding share. ! ! ! 3. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for 2022. ! ! ! 4. To approve an amendment and restatement of the Company's Incentive Compensation Program to increase the number of shares of the Company's common stock available for issuance thereunder. ! ! ! 5. To approve, on an advisory basis, the Company's named executive officer compensation in 2021. 6. To transact any other business properly brought before the meeting or any adjournment or postponement thereof. DESCRIPTION OF VOTING RIGHTS In accordance with the Company’s Restated Certificate of Incorporation, the number of votes each shareholder will be entitled to cast at the annual meeting will depend on when the shares were acquired and whether there has been a change in beneficial ownership since the date of acquisition. Shares acquired ON or AFTER March 9, 2018 are entitled to one vote per share at the 2022 annual meeting. Shares are entitled to 5 votes per share at the 2022 annual meeting if they were acquired BEFORE March 9, 2018 and have been held continuously by the same beneficial owner since they were acquired. Please confirm below the number of shares beneficially owned for each category as of March 9, 2022: Number of shares acquired BEFORE March 9, 2018 and entitled to 5 votes per share. Number of shares acquired ON or AFTER March 9, 2018 and entitled to 1 vote per share. If you do not provide confirmation, all shares will be entitled to 1 vote per share. The Board of Directors reserves the right to require evidence to support this confirmation.